Filed Pursuant to Rule 424(b)(2)

Registration Number 333-275269

Pricing Supplement No. H-13

(To Prospectus dated November 2, 2023 and

Prospectus Supplement dated November 2, 2023)

US$1,250,000,000

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)
(Swedish Export Credit Corporation)

4.500% Fixed Rate Notes

Due June 11, 2031

Issue Price: 99.584%

These notes are issued by Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation or “SEK”). The notes will mature on June 11, 2031.

The notes will not be redeemable before maturity except for tax reasons and will not be entitled to the benefit of any sinking fund.

Interest on the notes will be payable in arrears on each December 11 and June 11, commencing on December 11, 2026 where there will be a short first coupon, up to and including the maturity date.

Application will be made to the Irish Stock Exchange plc (trading as Euronext Dublin) (“Euronext Dublin”) for the notes to be admitted to the official list (the “Official List”) and trading on its regulated market. There can be no assurance that such listing will be granted or maintained.

See “Risk Factors” beginning on page P-4 to read about factors you should consider before buying the notes.

By acquiring the notes, you acknowledge, agree to be bound by, and consent to the exercise of any Bail-in Power by the Swedish resolution authority and the Debt Office. All payments are subject to the exercise of any Bail-in Power by the relevant Swedish resolution authority. See “Description of the Notes—Consent to Bail-in Power.”

THE NOTES ARE OBLIGATIONS OF SEK, AND NOT THE KINGDOM OF SWEDEN.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other US regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the prospectus and the prospectus supplement to which it relates. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial public offering price	99.584%	US$	1,244,800,000
Underwriting discount	0.125%	US$	1,562,500
Proceeds to SEK	99.459%	US$	1,243,237,500

The Managers (as defined below) expect to deliver the notes to investors through the facilities of The Depository Trust Company (“DTC”), Clearstream Banking, S.A. (“Clearstream Luxembourg”) and Euroclear Bank SA/NV (“Euroclear”) on or about September 11, 2026.

Joint Lead Managers

Barclays	BNP PARIBAS	BofA Securities	Scotiabank

The date of this pricing supplement is September 3, 2026.

ABOUT THIS PRICING SUPPLEMENT

This pricing supplement is a supplement to:

•	the accompanying prospectus supplement dated November 2, 2023 relating to our medium-term notes, series H, due nine months or more from date of issue and

•	the accompanying prospectus dated November 2, 2023 relating to our debt securities.

If the information in this pricing supplement differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement.

You should read this pricing supplement along with the accompanying prospectus supplement and prospectus. All three documents contain information you should consider when making your investment decision. We are responsible for the information contained and incorporated by reference in this pricing supplement, the prospectus supplement, the prospectus and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone else to provide you with different information, and we take no responsibility for any other information that others may give you. We and the Managers are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is current only as of its date.

This pricing supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which it is unlawful for such person to receive or make such an offer. The offer or sale of notes may be restricted by law in certain jurisdictions, and you should inform yourself about, and observe, any such restrictions.

MiFID II product governance / Professional investors and ECPs only target market— Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

PRIIPs Regulation / Prohibition of sales to EEA Retail Investors— The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; and (b) the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of sales to UK Retail Investors— The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, the expression “UK retail investor” means a person who is not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018. Consequently no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

P-1

This document is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In connection with the issue of the notes, the Managers (if any) named as the Stabilizing Manager (or persons acting on behalf of any Stabilizing Manager) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate disclosure of the terms of the offer of the notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the Stabilizing Manager (or person(s) acting on behalf of any Stabilizing Manager) in accordance with all applicable laws and rules.

P-2

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them. This means:

•	incorporated documents are considered part of this pricing supplement;

•	we can disclose important information to you by referring you to those documents;

•	information in this pricing supplement automatically updates and supersedes information in earlier documents that are incorporated by reference in the prospectus; and

•	information that we file with the SEC that we incorporate by reference in this pricing supplement will automatically update and supersede this pricing supplement.

We incorporate by reference the documents listed below which we have filed with the SEC under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	our annual report on Form 20-F for the fiscal year ended December 31, 2025, which we filed with the SEC on February 26, 2026.

•	Our reports on Form 6-K furnished to the SEC on March 12, 2026, April 27, 2026, June 30, 2026 and July 17, 2026 (except to the extent such documents specify that certain parts thereof are not incorporated by reference in our Registration Statement No. 333-275269); for the avoidance of doubt, such parts shall not be incorporated by reference herein.

We also incorporate by reference each of the following documents that we may file with the SEC after the date of this pricing supplement but before the end of the notes offering:

•	any report on Form 6-K filed by us pursuant to the Exchange Act that indicates on its cover or inside cover page that we will incorporate it by reference in the registration statement of which this pricing supplement forms a part (except to the extent that such documents specify that certain parts thereof are not so incorporated by reference); and

•	reports filed under Sections 13(a), 13(c) or 15(d) of the Exchange Act.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Aktiebolaget Svensk Exportkredit
(Swedish Export Credit Corporation)
Fleminggatan 20
SE-112 26 Stockholm, Sweden
Tel: +46-8-613-8300

The exchange rate for converting U.S. dollars into Swedish kronor was 9.5949 Skr per U.S. dollar on August 28, 2026, based on the Federal Reserve Statistical Release publication of Foreign Exchange Rates (Weekly) (the latest date for which such data is available).

P-3

RISK FACTORS

Prospective investors should read the entire pricing supplement along with the accompanying prospectus supplement and prospectus. Investing in the notes involves certain risks and is suitable only for investors who have the knowledge and experience in financial and business matters necessary to enable them to evaluate the risks and the merits of such an investment. Prospective investors should make such inquiries as they deem necessary without relying on us or any of the Managers and should consult with their financial, tax, legal, accounting and other advisers, prior to deciding to make an investment in the notes. Prospective investors should consider, among other things, “Risks Associated with the Notes” beginning on page S-8 of the accompanying prospectus supplement, as well as discussions of risk factors and other information contained or incorporated by reference in this pricing supplement or the accompanying prospectus supplement or prospectus and the following:

Risks Relating to the Notes

The notes lack a developed public market.

There can be no assurance regarding the future development of a market for the notes or the ability of the holders of the notes to sell their notes or the price at which such holders may be able to sell their notes. If such a market were to develop, the notes may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, general economic conditions and our financial condition. Although application will be made for the notes to be admitted to trading on Euronext Dublin, there is no assurance that such application will be accepted or that an active trading market will develop. Accordingly, there is no assurance as to the development or liquidity of any trading market for the notes and, therefore, any prospective purchaser should be prepared to hold the notes indefinitely or until the maturity or final redemption of such notes.

The notes may be redeemed prior to maturity.

If, due to the imposition by Sweden or one of its political subdivisions or taxing authorities of any tax, assessment or governmental charge subsequent to the issue date, we become obligated to pay additional amounts, we may at our option redeem all, but not less than all, the notes by giving notice specifying a redemption date at least 30 days, but not more than 60 days, after the date of the notice. In such a circumstance, the notes could be redeemed at a time when prevailing interest rates may not enable an investor to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

P-4

DESCRIPTION OF THE NOTES

You should read the following description of the particular terms of the notes in conjunction with the description of the general terms and provisions of the notes set forth in the accompanying prospectus supplement and of the Debt Securities (as defined below) set forth in the accompanying prospectus. If this summary differs in any way from the descriptions in the accompanying prospectus supplement or prospectus, you should rely on this summary.

We will issue the notes under the indenture, dated as of August 15, 1991, between us and the predecessor in interest to The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party), as supplemented by supplemental indentures dated as of June 2, 2004, January 30, 2006, October 23, 2008, March 8, 2010, November 3, 2020 and November 2, 2023 (together, the “Indenture”). The information contained in this section and in the accompanying prospectus supplement or prospectus summarizes some of the terms of the notes and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the notes. You should read the Indenture before making your investment decision. We have filed copies of these documents with the SEC and we have filed or will file copies of these documents at the offices of the trustee and the paying agents.

For the purposes hereof, the term “Debt Securities” used in the prospectus, and the term “notes” used in the prospectus supplement, include the notes we are offering in this pricing supplement.

Principal Amount:	US$1,250,000,000
Issue Price:	99.584% of the Principal Amount
Pricing Date:	September 3, 2026
Issue Date:	September 11, 2026 (T+5)
Maturity Date:	June 11, 2031
Redemption Price:	100.000% of Principal Amount
Specified Currency:	U.S. dollars (US$)
Interest Rate:	4.500% per annum, calculated on the basis of a 360 day year of twelve 30 day months.
Spread to Benchmark Treasury:	+9.30 basis points
Benchmark Treasury:	UST 4.375% due August 31, 2031
Re-Offer Yield:	4.600% (semi-annual)
Interest Payment Dates:	Semi-annually every December 11 and June 11, commencing December 11, 2026 where there will be a short first coupon, up to and including the Maturity Date.
Regular Record Dates:	Fifteen calendar days immediately preceding each Interest Payment Date.
Business Day Convention:	Following, unadjusted for each Interest Period. If any scheduled Interest Payment Date, other than the Maturity Date or a date for earlier redemption would fall on a day that is not a Business Day, the Interest Payment Date will be postponed to the next succeeding Business Day, with no adjustments to the amount due. If the Maturity Date or a date for earlier redemption is not a Business Day, the payment of interest and principal and/or any amount payable upon redemption will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the Maturity Date or such redemption date.

P-5

Day Count Fraction:	30/360
Business Day:	Any day, other than a Saturday or Sunday, that is a day on which commercial banks are generally open for business in New York and London.
Optional Redemption:	We cannot redeem the notes prior to maturity unless, due to the imposition by Sweden or one of its political subdivisions or taxing authorities of any tax, assessment or governmental charge subsequent to the issue date, we would become obligated to pay additional amounts. If such an imposition occurs, we may at our option redeem all, but not less than all, the notes by giving notice specifying a redemption date at least 30 days, but not more than 60 days, after the date of the notice. The redemption price will be 100.000% of the principal amount thereof, together with accrued and unpaid interest to the redemption date.
Form:	The notes will be represented by one or more global securities, registered in the name of The Depository Trust Company or its nominee. Except as described herein, notes in definitive form will not be issued.
Denomination:	The notes will be issued in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.
Status / Ranking:

The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu amongst themselves. The rights of holders of the notes in respect of or arising from the notes (including any damages awarded for breach of any obligations under the indenture, if any are payable) shall, in the event of our voluntary or involuntary liquidation (Sw. likvidation) or bankruptcy (Sw. konkurs), rank: (A) (subject to mandatory exceptions as are from time to time applicable under Swedish law) at least pari passu with all other unsecured and unsubordinated indebtedness from time to time outstanding; and (B) senior to any liabilities having senior non-preferred ranking (as defined under “Description of the Notes—General Terms of the Notes” in the accompanying prospectus supplement) and to any subordinated liabilities.

The notes will not be obligations of, or guaranteed by, the Kingdom of Sweden or any internal division or agency thereof, and will be subject entirely and exclusively, to our credit risk.

Joint Lead Managers:	Barclays Bank Ireland PLC BNP PARIBAS BofA Securities Europe SA Scotiabank (Ireland) Designated Activity Company
Method of Payment:	Immediately available funds
Listing:	We will apply to Euronext Dublin for the notes to be admitted to listing on the Official List and trading on its regulated market.

P-6

Securities Codes:
CUSIP:	01021NAJ1
ISIN:	US01021NAJ19
Trustee:	The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party).
Further Issues:	We may from time to time, without the consent of existing holders, create and issue further notes having the same terms and conditions as the notes being offered hereby in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes. Any additional notes issued in this manner shall be issued under a separate CUSIP or ISIN number unless the additional notes are issued pursuant to a “qualified reopening” of the original tranche, are otherwise treated as part of the same “issue” of debt instruments as the original tranche or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.
Payment of Principal and Interest:	Under the laws of New York, claims relating to payment of principal and interest on the notes will be prescribed according to the applicable statute of limitations.
Governing Law:	The notes will be governed by, and construed in accordance with, New York law, except that provisions that govern the ranking of the notes, that exclude (or otherwise govern) rights of set-off and matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden. Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden See “Description of the Notes—Agreement with Respect to the Exercise of Bail-in Power”.
Consent to Bail-in Power:

By investing in this offering, you acknowledge, agree to be bound by, and consent to the exercise of any Bail-in Power (as defined under “Description of the Notes—Agreement with Respect to the Exercise of Bail-in Power” in the accompanying prospectus supplement) by the Swedish National Debt Office, the Swedish resolution authority. All payments are subject to the exercise of any Bail-in Power by the relevant Swedish resolution authority.

Under the Resolution Act (as defined under “Description of the Notes—Recovery and Resolution Matters” in the accompanying prospectus supplement), the Swedish National Debt Office may exercise a Bail-in Power under certain conditions which include that authority determining that: (i) a relevant entity is failing or is likely to fail; (ii) it is not reasonably likely that any action will be taken to avoid the entity’s failure (other than pursuant to the other stabilization powers under the Resolution Act); (iii) the exercise of the stabilization powers are necessary, taking into account certain public interest considerations such as the stability of the Swedish financial system, public confidence in the Swedish banking and resolution systems and the protection of depositors (also regulated by the Swedish Financial Supervisory Authority; and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the Swedish National Debt Office would assess these conditions in deciding whether to exercise any Bail-in Power.

P-7

The Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the notes, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the notes, including principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the notes. Accordingly, if any Bail-in Power is exercised, you may lose all or a part of the value of your investment in the notes or receive a different security, which may be worth significantly less than the notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the Swedish National Debt Office may exercise its authority to implement the Bail-in Power without providing any advance notice to the holders of the notes. By your acquisition of the notes, you acknowledge, agree to be bound by, and consent to the exercise of any Bail-in Power by the relevant resolution authority. The exercise of any Bail-in Power with respect to the notes will not be a default or an Event of Default (as each term is defined in the indenture relating to the notes). The Bank of New York Mellon Trust Company, N.A. (the “trustee”) will not be liable for any action that the trustee takes, or abstains from taking, in accordance with the exercise of the Bail-in Power with respect to the notes. Your rights as a holder of the notes are subject to, and will be varied, if necessary, so as to give effect to the exercise of any Bail-in Power by the Swedish National Debt Office.

This is only a summary. For more information, see “Description of the Notes—Recovery and Resolution Matters” and “Description of the Notes—Agreement with Respect to the Exercise of Bail-in Power,” beginning on pages S-41 and S-43 of the accompanying prospectus supplement, respectively.

Further Information: Advertisement:

See “General Information”.

The prospectus for purposes of Regulation 2017/1129 (EU) (as amended or superseded, the “Prospectus Regulation”), when published, will be available at https://live.euronext.com/.

P-8

USE OF PROCEEDS

We expect that the net proceeds from the issuance of notes will be US$1,243,237,500. We will use the net proceeds for general corporate purposes.

PLAN OF DISTRIBUTION

Subject to the terms and conditions set forth in an Agency Agreement dated November 2, 2023 and a Terms Agreement dated September 3, 2026 (the “Agreements”), we have agreed to sell to the Managers, listed below (the “Managers”), as purchasers, and each of the Managers has agreed to purchase, the principal amount of notes set forth opposite the Manager’s name below at 99.584% of the aggregate principal amount thereof (prior to deduction of the aforementioned underwriting commissions).

Managers	Principal Amount of Notes
Barclays Bank Ireland PLC	US$	312,500,000
BNP PARIBAS		312,500,000
BofA Securities Europe SA		312,500,000
Scotiabank (Ireland) Designated Activity Company		312,500,000
Total	US$	1,250,000,000

Under the terms and conditions of the Agreements, the Managers are committed to take and pay for all of the notes, if any are taken.

The Managers have advised us that they intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the notes.

In connection with the issue of the notes, the Managers (if any) named as the Stabilizing Manager (or persons acting on behalf of any Stabilizing Manager) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate disclosure of the terms of the offer of the notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the Stabilizing Manager (or person(s) acting on behalf of any Stabilizing Manager) in accordance with all applicable laws and rules.

Some of the Managers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the Managers and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the Managers or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies.  Typically, such Managers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby.  Any such short positions could adversely affect future trading prices of the notes offered hereby. The Managers and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

P-9

Any Manager that is not a broker-dealer registered with the SEC will only make sales of notes in the United States through one or more SEC registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

Delivery of the notes will be made against payment on or about the fifth business day following the date of this pricing supplement. Trades of securities in the United States secondary market generally are required to settle in one business day, referred to as T+1, unless the parties to a trade agree otherwise. Accordingly, by virtue of the fact that the initial delivery of the notes will not be made on a T+1 basis, investors who wish to trade the notes before a final settlement will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement.

We have agreed to indemnify the Managers against, or to make contributions relating to, certain liabilities, including liabilities under the Securities Act.

From time to time the Managers and their affiliates have, and in the future may, engage in transactions with and perform services for us for which they have been, and may be, paid customary fees. In particular, one or more of the Managers or an affiliate of one or more of the Managers may enter into swap transactions with us associated with this offering of notes.

The Managers have agreed to pay the out-of-pocket expenses (other than our internal costs and expenses) of the issue of the notes.

We will apply for the notes to be admitted to listing on the Official List and trading on the regulated market of Euronext Dublin. The Managers reserve the right to withdraw, cancel or modify any offer and to reject orders in whole or in part.

European Economic Area

Each Manager has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of MiFID II;

(ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in the Prospectus Regulation; and

(b) the expression “offer” includes the communication in any form and by means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes.

United Kingdom

Each Manager has represented and agreed that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any notes to any retail investor in the UK. For the purposes of this provision, the expression “retail investor” means a person who is not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

P-10

Each of the Managers has or will have represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to SEK; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.

GENERAL INFORMATION

We have obtained all necessary consents, approvals and authorizations in connection with the issuance and performance of the notes.

Application will be made to Euronext Dublin for the notes to be admitted to the Official List and to trading on its regulated market.

We are not involved in any litigation or arbitration proceedings relating to claims or amounts which are material in the context of the issuance of the notes nor, so far as we are aware, is any such litigation or arbitration pending or threatened. Except as disclosed in the prospectus, the prospectus supplement and the documents considered part of them, there has been no material adverse change in our prospects since June 30, 2026, nor has there been any significant change in our financial or trading position which has occurred since June 30, 2026.

We have consented to the non-exclusive jurisdiction of the courts of the State of New York and the U.S. courts located in the City of New York with respect to any action that may be brought in connection with the notes.

Under the Indenture, we have irrevocably appointed Business Sweden as our authorized agent for service of process in any action based on the notes or the Indenture brought against us in any U.S. state or federal court in The City of New York. The contact information for Business Sweden is as follows:

Business Sweden

295 Madison Ave Floor 40
New York, New York 10017

Tel. No.: +1-212-486-1441

The Indenture provides that any money deposited with the trustee or any paying agent, or then held by us, in trust for the payment of any principal of or interest on the notes that is unclaimed for two years after such principal or interest has become due and payable will be paid to us, or if then held by us, will be discharged from such trust.

We accept responsibility for the information contained in the prospectus, the prospectus supplement and this pricing supplement. We will also accept responsibility for any information contained in the application that will made to Euronext Dublin for the notes to be admitted to the Official List and to trading on its regulated market. We have taken all reasonable care to ensure that the information contained in the prospectus, the prospectus supplement and this pricing supplement is in accordance with the facts and does not omit anything likely to affect the import of such information.

This document is an advertisement for the purposes of applicable measures implementing the Prospectus Regulation. A prospectus prepared pursuant to the Prospectus Regulation is intended to be published, which, when published, can be obtained from the offices of SEK.

P-11

We are furnishing this pricing supplement and the accompanying prospectus and prospectus supplement solely for use by prospective investors in connection with their consideration of a purchase of the notes. We confirm that:

•	the information contained in this pricing supplement, the accompanying prospectus and prospectus supplement is true and correct in all material respects and is not misleading;

•	we have not omitted other facts, the omission of which makes this pricing supplement, the accompanying prospectus and prospectus supplement as a whole misleading; and

•	we accept responsibility for the information we have provided in this pricing supplement, the accompanying prospectus and prospectus supplement.

P-12

CLEARANCE THROUGH DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

The notes have been accepted for clearance through DTC under CUSIP 01021NAJ1. The notes have also been accepted for clearing through Euroclear and Clearstream, Luxembourg under ISIN US01021NAJ19.

We will issue the notes as global notes registered in the name of Cede & Co., as nominee for DTC. You may hold book-entry interests in a global note through organizations that participate, directly or indirectly, in the DTC, Clearstream, Luxembourg and Euroclear systems, as applicable. Book-entry interests in and all transfers relating to the notes will be reflected in the book-entry records of DTC or its nominee and, where applicable, the book-entry records of Euroclear and Clearstream, Luxembourg.

For further information concerning clearance and settlement procedures, see “Description of the Notes—Form of the Notes” and “—Global Clearance and Settlement Procedures” in the accompanying prospectus supplement.

P-13

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 2, 2023)

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)
(Swedish Export Credit Corporation)
(incorporated in Sweden with limited liability)

Medium-Term Notes, Series H
Due Nine Months Or More From Date Of Issue

We may offer an unlimited principal amount of notes. The following terms may apply to the notes, which we may sell from time to time. We may vary these terms and will provide the final terms for each offering of notes in a pricing supplement. If the information in a pricing supplement differs from the information contained in this prospectus supplement or the prospectus, you should rely on the information contained in the pricing supplement.

•	The notes may bear interest at fixed or floating interest rates. Floating interest rate formulae may be based on:

•	SOFR;

•	Commercial Paper Rate;

•	the Treasury Rate;

•	the Federal Funds Rate; or

•	any other rate specified in the relevant pricing supplement.

•	We may sell the notes as indexed notes or discount notes.

•	The notes may be subject to redemption at our option or repurchase at our option.

•	The notes will be in registered form and may be in book-entry or certificated form.

•	The notes will be denominated in U.S. dollars or other currencies.

•	Unless otherwise specified, U.S. dollar-denominated notes will be issued in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

•	The notes will not be listed on any securities exchange, unless otherwise indicated in the applicable pricing supplement.

•	Subject to certain exceptions, we will make interest payments on the notes without deducting withholding or similar taxes imposed by Sweden.

See “Risks Associated With the Notes” beginning on page S-8 to read about certain risks you should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays	BNP PARIBAS	BofA Securities
Crédit Agricole CIB	Citigroup	Deutsche Bank
Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley
Wells Fargo Securities

This prospectus supplement is dated November 2, 2023.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement supplements the accompanying prospectus dated November 2, 2023 relating to our debt securities. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement along with the accompanying prospectus (and any relevant pricing supplement). Each document contains information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus (or such pricing supplement). We have not authorized anyone else to provide you with different information. We and the agents are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the date hereof.

MiFID II product governance / Professional investors and ECPs only target market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

UK MIFIR product governance / Professional investors and ECPs only target market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of United Kingdom (“UK”) domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

PRIIPs Regulation / Prohibition of sales to EEA retail investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; and (b) the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

UK PRIIPs Regulation / Prohibition of sales to UK retail investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, (a) the expression “UK retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, varied, superseded or substituted from time to time, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; and (b) the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and, therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000, as amended (“FSMA”) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49 (2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

THE NOTES OFFERED HEREBY MAY BE OFFERED FROM TIME TO TIME IN THE EUROPEAN UNION (THE “EU”) PURSUANT TO A BASE PROSPECTUS DIFFERENT FROM, BUT NOT INCONSISTENT WITH, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT REFERS.

SUMMARY DESCRIPTION OF THE NOTES

This summary highlights information contained elsewhere in this prospectus supplement and in the prospectus. It does not contain all the information that you should consider before investing in the notes. You should carefully read the pricing supplement relating to the terms and conditions of a particular issue of notes along with this entire prospectus supplement and the prospectus.

Swedish Export Credit Corporation

Swedish Export Credit Corporation (“SEK”, “our,” “us,” or “we”) is a “public limited liability company” within the meaning of the Swedish Companies Act (2005:551). We are wholly owned by the Swedish state through the Ministry of Enterprise and Innovation (“Sweden” or the “State”).

Our principal executive office is located at Fleminggatan 20, SE-112 26 Stockholm, Sweden; and our telephone number is +46-8-613-83 00.

The Notes

Issuer:	Swedish Export Credit Corporation

Agents:	Barclays Capital Inc.
BNP Paribas
BofA Securities, Inc.
Citigroup Global Markets Europe AG
Citigroup Global Markets Limited
Crédit Agricole Corporate and Investment Bank
Deutsche Bank Aktiengesellschaft
Goldman Sachs & Co. LLC
J.P. Morgan SE
Morgan Stanley & Co. International plc
Wells Fargo Securities, LLC

Trustee:	The Bank of New York Mellon Trust Company, N.A.

Paying Agent:	The Bank of New York Mellon Trust Company, N.A., unless otherwise specified in the applicable pricing supplement.

Amount:	We may offer an unlimited amount of notes.

Issue Price:	We may issue the notes at par, or at a premium over, or discount to, par and either on a fully paid or partly paid basis.

Maturities:	The notes will mature at least nine months from their date of issue.

Fixed Rate Notes:	Fixed rate notes will bear interest at a fixed rate.

Floating Rate Notes:	Floating rate notes will bear interest at a rate determined periodically by reference to one or more interest base rates plus a spread or multiplied by a spread multiplier.

Indexed Notes:	Payments of principal and/or interest on indexed notes will be calculated by reference to a specific measure or index.

Discount Notes:	Discount notes are notes that are offered or sold at a price less than their principal amount and called discount notes in the applicable pricing supplement. They may or may not bear interest.

Redemption and Repayment:

If the notes are redeemable at our option (other than on the occurrence of the tax events described under “Description of Debt Securities—Optional Redemption Due to Change in Swedish Tax Treatment” in the accompanying prospectus) or repayable at the option of the holder before maturity, the pricing supplement will specify, as applicable:

•    the repayment date or dates on which we may elect repayment of the notes;

•    the repayment date or dates on which the holders may elect repayment of the notes;

•    the redemption or repayment price or how this will be calculated; and

•    the required prior notice to the holders or to us.

Events of Default:	The only events of default under the terms of the notes are (i) we shall default for more than 15 days in any payment in respect of principal or for more than 30 days in any payment in respect of interest which is due and payable in respect of any of the notes of the relevant tranche; or (ii) a court or agency or supervisory authority in the Kingdom of Sweden (having jurisdiction in respect of the same) has instituted a proceeding or entered a decree or order for the appointment of a receiver or liquidator in any insolvency, rehabilitation, readjustment of debt, marshalling of assets and liabilities, or similar arrangements involving us or all or substantially all of our property and such proceeding, decree or order has not been vacated or has remained in force undischarged or unstayed for a period of 60 days; or (iii) we shall file a petition to take advantage of any insolvency statute or voluntarily suspend payment of our obligations.

Status:	Except if otherwise specified in the applicable pricing supplement, the notes will constitute our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu amongst themselves. The rights of holders of the notes in respect of or arising from the notes (including any damages awarded for breach of any obligations under the indenture, if any are payable) shall, in the event of our voluntary or involuntary liquidation (Sw. likvidation) or bankruptcy (Sw. konkurs), rank: (A) (subject to such mandatory exceptions as are from time to time applicable under Swedish law) at least pari passu with all our other unsecured and unsubordinated indebtedness from time to time outstanding; and (B) senior to any liabilities having senior non-preferred ranking (as defined under “Description of the Notes—General Terms of the Notes”) and to any subordinated liabilities.

The notes issued by us will not be obligations of, or guaranteed by, the Kingdom of Sweden or any internal division or agency thereof, and will be subject, entirely and exclusively, to our credit risk.

Taxes:	Subject to certain exceptions, we will make all payments on the notes without withholding or deducting any taxes imposed by Sweden. For further information, see “Description of Debt Securities—Additional Amounts” beginning on page 12 of the accompanying prospectus.

Further Issues:

The notes are issued as part of a single series which will comprise one or more tranches (each a “tranche”) of notes. Each tranche is the subject of a pricing supplement which supplements, amends and/or replaces the terms described in this prospectus supplement and the accompanying prospectus.

We may from time to time, without the consent of existing holders, create and issue notes having the same terms and conditions in all respects as any other outstanding notes offered pursuant to a pricing supplement, except for the issue date and, if applicable, the issue price and the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, any such other outstanding notes. Any additional notes issued in this manner shall be issued under a separate CUSIP or ISIN number unless the additional notes are issued pursuant to a “qualified reopening” of the original tranche, are otherwise treated as part of the same “issue” of debt instruments as the original tranche or are issued with less than a de minimis amount of original discount, in each case for U.S. federal income tax purposes.

Listing:	We have not applied to list the notes on any securities exchange. However, we may apply to list any particular issue of notes on a securities exchange, as provided in the applicable pricing supplement. We are under no obligation to list any issued notes and may in fact not list any.

Stabilization:	In connection with issues of notes, a stabilizing manager or any person acting for the stabilizing manager may over-allot or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation of the stabilizing manager or any agent of the stabilizing manager to do this. Stabilization may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes under the issue is made. Any such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period, in any case no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the issue of notes. Such stabilizing or over-allotment shall be conducted in compliance with all applicable laws, regulations and rules.

Governing Law:	The notes will be governed by, and construed in accordance with, New York law, except that provisions that govern the ranking of the notes, that exclude (or otherwise govern) rights of set-off and matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden. Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden. See “Description of the Notes—Agreement with Respect to the Exercise of Bail-in Power.”

Purchase Currency:	You must pay for notes by wire transfer in the specified currency. You may ask an agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for the notes. You must make this request on or before the fifth business day preceding the issue date, or by a later date if the agent allows. The agent will set the terms for each conversion and you will be responsible for all currency exchange costs.

Consent to Bail-in Power:

By investing in the notes, you acknowledge, agree to be bound by, and consent to the exercise of any Bail-in Power (as defined under “Description of the Notes—Agreement with Respect to the Exercise of Bail-in Power”) by the Swedish National Debt Office, the Swedish resolution authority. All payments are subject to the exercise of any Bail-in Power by the relevant Swedish resolution authority.

Under the Resolution Act (as defined under “Description of the Notes—Recovery and Resolution Matters”), the Swedish National Debt Office may exercise a Bail-in Power under certain conditions which include that authority determining that: (i) a relevant entity is failing or is likely to fail; (ii) it is not reasonably likely that any action will be taken to avoid the entity’s failure (other than pursuant to the other stabilization powers under the Resolution Act); (iii) the exercise of the stabilization powers are necessary, taking into account certain public interest considerations such as the stability of the Swedish financial system, public confidence in the Swedish banking and resolution systems and the protection of depositors (also regulated by the Swedish Financial Supervisory Authority (the “SFSA”)); and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the Swedish National Debt Office would assess these conditions in deciding whether to exercise any Bail-in Power.

The Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the notes, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the notes, including principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the notes. Accordingly, if any Bail-in Power is exercised, you may lose all or a part of the value of your investment in the notes or receive a different security, which may be worth significantly less than the notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the Swedish National Debt Office may exercise its authority to implement the Bail-in Power without providing any advance notice to the holders of the notes. By your acquisition of the notes, you acknowledge, agree to be bound by, and consent to the exercise of any Bail-in Power by the relevant resolution authority. The exercise of any Bail-in Power with respect to the notes will not be a default or an Event of Default (as each term is defined in the indenture relating to the notes). The trustee will not be liable for any action that the trustee takes, or abstains from taking, in accordance with the exercise of the Bail-in Power with respect to the notes. Your rights as a holder of the notes are subject to, and will be varied, if necessary, so as to give effect to the exercise of any Bail-in Power by the Swedish National Debt Office.

This is only a summary. For more information, see “Description of the Notes—Recovery and Resolution Matters” and “Description of the Notes—Agreement with Respect to the Exercise of Bail-in Power,” beginning on pages S-41 and S-43, respectively.

Certain Risk Factors:	For information about risks you should consider before investing in the notes, see “Risks Associated with the Notes” beginning on page S-8.

RISKS ASSOCIATED WITH THE NOTES

RISKS ASSOCIATED WITH THE NOTES

Your investment in the notes will involve certain risks. You should consider carefully the following risk factors together with the risk information contained in the prospectus supplement, the applicable product supplement, if any, the applicable index supplement, if any, the relevant pricing supplement and our most recent annual report on Form 20-F before you decide that an investment in the notes is suitable for you.

Regulatory action in the event we are failing or likely to fail could materially adversely affect the value of the notes.

The BRRD (as defined under “Description of the Notes—Recovery and Resolution Matters”), also known as the European Bank Recovery and Resolution Directive (as amended, supplemented or replaced from time to time), provides an EU-wide framework for the recovery and resolution of credit institutions and investment firms, their subsidiaries and certain holding companies. In Sweden, the requirements of the BRRD are implemented into national law, inter alia, by the Resolution Act 2016 (as amended, the “Resolution Act”). The Resolution Act confers substantial powers on the Swedish National Debt Office and the SFSA to enable it to take a range of actions in relation to Swedish financial institutions that are considered to be at risk of failing. The resolution powers are designed to be triggered prior to insolvency of an issuer that is determined to be systemically important. Although the Resolution Act provides for conditions to the exercise of any resolution powers, it is uncertain how the Swedish National Debt Office would assess those conditions in different pre-insolvency scenarios and in deciding whether to exercise a resolution power.

On 20 June 2023, the Swedish National Debt Office determined that it does not consider there to be grounds for managing SEK through resolution in the event of a crisis. The Swedish National Debt Office’s current view is that if SEK were to default, its failure would not precipitate significant disruption in the financial system, and SEK can therefore be managed through bankruptcy or liquidation in such event. This position is reviewed by the Swedish National Debt Office on an annual basis but the Swedish National Debt Office can amend their decision at any time. This position is therefore subject to change in the future.

Should the Swedish National Debt Office change its view in relation to SEK and determine that it is a systemically important institution that should be managed through resolution in the event of a crisis, the Swedish National Debt Office is not required to provide any advance notice to holders of the notes of its decision to exercise any resolution power. In such event, holders of the notes may not be able to anticipate a potential exercise of any resolution power (including the Bail-in Power (as defined under “Description of the Notes—Agreement with Respect to the Exercise of Bail-in Power”)) or the potential effect of any exercise of those powers on us or the notes and holders of the notes may have only very limited rights to challenge or seek a suspension of any decision of the Swedish National Debt Office to exercise its resolution powers (including the Bail-in Power) or to have that decision reviewed by a judicial or administrative process or otherwise.

If the Swedish National Debt Office changes its view in relation to SEK and exercises any of its resolution powers or actions in relation to SEK, or suggests the exercise of any of these powers, it could materially adversely affect the value of the notes and could lead to holders of the notes losing some or all of the value of their investment in the notes. For more information, see “Description of the Notes—Recovery and Resolution Matters” and “Description of the Notes—Agreement with Respect to the Exercise of Bail-in Power”.

The Swedish National Debt Office may exercise a Bail-in Power in respect of SEK and the notes, which may result in holders of the notes losing some or all of their investment.

In the event the Swedish National Debt Office changes its view in relation to SEK and determines that it is a systematically important institution that should be managed through resolution in the event of a crisis and where the conditions for intervention under the Resolution Act and the use of the Bail-in Power have been met, the Swedish National Debt Office would be expected to exercise these powers without the further consent of the holders of the notes. The exercise of any resolution power, including the power to exercise the Bail-in Power in respect of SEK and the notes or any suggestion of any such exercise could materially adversely affect the rights of the holders of the notes, the price or value of their investment in the notes and/or our ability to satisfy our obligations under the notes and could lead to holders of the notes losing some or all of the value of their investment in the notes.

In addition, even in circumstances where a claim for compensation is established under the “no creditor worse off” safeguard in accordance with a valuation performed after the resolution action has been taken, it is unlikely that any compensation would be equivalent to the full losses incurred by the holders of the notes in the resolution and there can be no assurance that holders would recover compensation promptly.

In accordance with the Resolution Act, the terms of the notes include the contractual recognition of the exercise of the Bail-in Power by the Swedish National Debt Office as described under “Description of the Notes—Agreement with Respect to the Exercise of Bail-in Power,” which would be triggered if the Swedish National Debt Office determines that SEK should be managed through resolution in the event of a crisis. The Bail-in Power may be exercised in such a manner as to result in holders of the notes losing all or a part of the value of their investment in the notes or receiving a different security from the notes, which may be worth significantly less than the notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the Swedish National Debt Office may exercise the Bail-in Power without providing any advance notice to, or requiring the consent of, the holders of the notes. In addition, under the terms of the notes, the exercise of the Bail-in Power by the Swedish National Debt Office with respect to the notes is not a default or an Event of Default (as each term is defined in the Indenture). For more information, see “Description of the Notes—Recovery and Resolution Matters.”

Changes in law may adversely affect holders’ rights under the notes and the market value of the notes.

Changes in law after the date hereof may affect holders’ rights under the notes as well as the market value of the notes. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the notes, including changes that could have a significant impact on the future legal entity structure, business mix (including a potential exit from certain business activities) and management of SEK, which may have an adverse effect on an investment in the notes.

In particular, it is possible that changes may be made in the laws or regulations of Sweden relating to the resolution of Swedish financial institutions (including the Resolution Act). Such changes could be made by way of amendments to the resolution powers or tools enacted under the BRRD, or related reforms to EU or Swedish laws or regulations or the application or official interpretation thereof. Any such changes in law, or any proposed or anticipated changes, could materially adversely affect the value of the notes and could lead to holders of the notes losing some or all of the value of their investment in the notes. For more information, see “Description of the Notes—Recovery and Resolution Matters” and “Description of the Notes—Agreement with Respect to the Exercise of Bail-in Power”.

If the notes contain an optional redemption feature, that may operate to limit the market value of the notes.

If the notes are redeemable at our option (other than on the occurrence of the tax events described under “Description of Debt Securities—Optional Redemption Due to Change in Swedish Tax Treatment” in the accompanying prospectus, or repayable at the option of the holder before maturity, the pricing supplement will specify, as applicable, the repayment date or dates on which the holders may elect repayment of the notes, the repayment date or dates on which we may elect repayment of the notes, the redemption or repayment price or how this will be calculated and the required prior notice to the holders or to us.

An optional redemption feature is likely to limit the market value of the notes. During any period when SEK may elect to redeem notes pursuant to the relevant option (or during any period when it is perceived that SEK may be able to redeem notes pursuant to the relevant option), the market value of such notes generally will not rise substantially above the price at which they can be redeemed. This also may be true prior to any redemption period.

SEK may consider it favourable to redeem the notes when its cost of borrowing is lower than the interest rate on the notes. At those times, an investor generally would not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on the notes being redeemed and may only be able to do so at a significantly lower rate. Potential investors should consider reinvestment risk in light of other investments available at that time.

The notes contain limited events of default.

The only events of default for the notes are (i) payment defaults in respect of principal that continue for a 15 day-grace period or in respect of interest that continue for a 30 day-grace period; and (ii) certain insolvency events. No other breach or default under the notes will result in an event of default for the notes or permit the trustee or holders to accelerate the maturity of the notes – that is, they will not be entitled to declare the principal amount of any notes to be immediately due and payable.

Under the terms of the notes, the exercise of any bail-in power with respect to any notes is not a default or an Event of Default.

For more information regarding the rights of the holders under the notes, see “Description of Debt Securities—Events of Default” in the accompanying prospectus.

RISKS ASSOCIATED WITH CERTAIN FLOATING RATE NOTES

The market continues to develop in relation to SOFR as a reference rate for floating rate notes.

Investors should be aware that the market continues to develop in relation to SOFR based reference rates. SOFR linked notes may have no established trading market when issued, and an established trading market may never develop or may not be very liquid. The trading price of SOFR linked notes may be lower than those of fixed rate notes. SOFR linked notes may not be able to be sold or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

We may in the future also issue SOFR linked notes that differ materially in terms of interest determination when compared with any previous SOFR linked notes issued by us under the medium-term note program. Additionally, the nascent development of SOFR rates as an interest reference rate for the U.S. bond market, as well as continued development of SOFR-based rates for such markets and the market infrastructure for adopting such rates, could result in reduced liquidity or increased volatility or could otherwise affect the market price of any SOFR linked notes that we may issue under the medium-term note program from time to time.

In addition, the manner of adoption or application of SOFR-based rates in one market may differ materially compared with the application and adoption of SOFR-based rates in other markets, such as the derivatives and loan markets, including the manner of adoption or application by issuers. Investors should carefully consider how any mismatch between the adoption of SOFR-based reference rates across these markets may impact any hedging or other financial arrangements that such investor may put in place in connection with any acquisition, holding or disposal of any SOFR linked notes.

Uncertainty relating to the regulation of benchmarks may adversely affect the value of any SOFR linked notes.

SOFR and other interest rates or other types of rates and indices which are deemed to be “benchmarks” are the subject of ongoing national and international regulatory discussions and proposals for reform. Some of these reforms are already effective, while others are still to be implemented. Following the implementation of any such reforms, the manner of administration of benchmarks, including SOFR, may change, with the result that they may perform differently than in the past, or the benchmark could be discontinued, or there could be other consequences that cannot be predicted. Any of the foregoing may have an adverse effect on the value of any SOFR linked notes.

SOFR may be discontinued or reformed by its administrator, which may adversely affect the value of and return on any SOFR linked notes.

The New York Federal Reserve (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR (which may include withdrawing, suspending or discontinuing the calculation or dissemination of SOFR). The New York Federal Reserve may make any or all of these changes in its sole discretion and without notice, and it has no obligation to consider the interests of holders of SOFR linked notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR. Because SOFR is published by the New York Federal Reserve based on data received from other sources, we have no control over its determination, calculation or publication.

There can be no guarantee that SOFR will not be modified or discontinued in a manner that is materially adverse to a holder of SOFR linked notes. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction or elimination of the amount of interest payable on any SOFR linked notes and a reduction in their trading prices.

The rate of interest on the SOFR notes may be determined by reference to a benchmark replacement, even if SOFR continues to be published.

If a benchmark transition event and related benchmark replacement date occur with respect to SOFR, the rate of interest on SOFR linked notes will thereafter be determined by reference to a benchmark replacement, as described under “Description of the Notes—Interest Rates—Base Rates—Benchmark transition events applicable to SOFR linked notes.” A benchmark transition event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of SOFR announcing that SOFR is no longer representative. The rate of interest on notes linked to SOFR may therefore cease to be determined by reference to SOFR, and instead be determined by reference to the benchmark replacement, even if SOFR continues to be published. The economic value of such benchmark replacement may be lower than SOFR for so long as SOFR continues to be published, and the value of and return on any SOFR linked notes may be adversely affected.

We will have no obligation to consider the interests of any SOFR linked noteholder in taking any action to implement a benchmark replacement, and a benchmark replacement may result in interest payments that are lower than, or that do not otherwise correlate over time with, the payments that would have been made on any SOFR linked notes if SOFR was available in its current form.

SOFR has a limited history and the adoption of SOFR by us and the market is uncertain.

The use of SOFR as a reference rate for U.S. bonds continues to develop both in terms of the substance of the calculation and in the development and adoption of market infrastructure for the issuance and trading of bonds referencing SOFR. In particular, investors should be aware that several different SOFR methodologies have been used in SOFR linked notes issued to date and no assurance can be given that any particular methodology, including the compounding formula described in “Description of the Notes—Interest Rates—Base Rates—SOFR”, will gain widespread acceptance.

The market or a significant part thereof may adopt an application of SOFR that differs significantly from that set out in “Description of the Notes—Interest Rates—Base Rates—SOFR”. Furthermore, SEK may in the future issue notes referencing SOFR that differs materially in terms of interest determination when compared with the provisions described in “Description of the Notes—Interest Rates—Base Rates—SOFR”. In addition, the manner of adoption or application of SOFR reference rates in the U.S. bond market may differ materially compared with the application and adoption of SOFR in other markets, such as derivatives or SOFR and loan markets.

Publication of SOFR began in April 2018 and the SOFR index in March 2020, hence each has a limited history. For that reason, the future performance of SOFR may be difficult to predict based on the limited historical performance. The level of SOFR during the term of any SOFR linked notes that we may issue may bear little or no relation to any historical level of SOFR. Prior observed patterns, if any, in the behaviour of market variables and their relation to SOFR such as correlations, may change in the future. Changes in the levels of SOFR will affect the interest rate and, therefore, the return on any SOFR linked notes and the trading price of such notes, but it is impossible to predict whether such levels will rise or fall.

Furthermore, interest rates linked to SOFR are only capable of being determined at the end of the relevant reference period, i.e., shortly before the relevant interest payment date. It may be difficult for holders to estimate reliably the amount of interest which will be payable on the notes, and some investors may be unable or unwilling to trade such notes without changes to their IT systems, both of which factors could adversely impact the liquidity of the notes. Further, if any SOFR linked notes that we may issue become due and payable as a result of an Event of Default (as defined under “Description of Debt Securities—Events of Default” in the accompanying prospectus or in the applicable pricing supplement), or are otherwise redeemed early on a date which is not an interest payment date, the final interest rate payable in respect of such notes shall be determined by reference to a shortened period ending a few days prior to the date on which such notes become due and payable.

SOFR differs from LIBOR in a number of material respects.

In June 2017, the Federal Reserve Bank of New York’s Alternative Reference Rates Committee announced SOFR as its recommended alternative to the U.S. dollar London Interbank Offered Rate (“LIBOR”). However, SOFR differs from LIBOR in a number of material respects, including that SOFR is a backwards-looking, ‘risk-free’ overnight rate, and may be compounded, whereas LIBOR is expressed on the basis of a forward-looking term and includes a risk-element based on inter-bank lending. Furthermore, SOFR is a secured rate that represents overnight secured funding transactions, and therefore will perform differently over time to LIBOR, which was an unsecured rate. For example, since publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmarks or other market rates. As such, investors should be aware that SOFR based rates may behave materially differently as interest reference rates for any SOFR linked notes that we may issue than LIBOR based rates might have.

Calculation of compounded daily SOFR includes certain delays which will limit your ability to calculate accrued interest with respect to any period.

Because SOFR in respect of a given day is not published until the U.S. government securities business day (as defined under “Description of the Notes—Interest Rates—Base Rates—SOFR”) immediately following such day, it is not possible to calculate accrued interest with respect to any period until after the end of such period, which may adversely affect your ability to trade any SOFR linked notes that we may issue based on the compounded daily SOFR method in the secondary market.

Interest payments due on any SOFR linked notes that we may issue based on the compounded daily SOFR method in respect of each floating rate interest period (as defined under “Description of the Notes—Interest Rates—Base Rates—SOFR”) will be determined only after the end of the related observation period (as described under “Description of the Notes—Interest Rates—Base Rates—SOFR”). Therefore, holders of such notes will not know the amount of interest payable with respect to each floating rate interest period until shortly prior to the related floating rate interest payment date (as defined under “Description of the Notes—Interest Rates—Base Rates—SOFR”). It may be difficult for investors to estimate reliably the amounts of interest that will be payable on each such floating rate interest payment date at the beginning of or during the relevant floating rate interest period, which could adversely impact the liquidity and trading price of such notes.

Because of the delay between the end of an observation period and the related floating rate interest payment date, increases in the level of SOFR which occur during such period will not be reflected in the interest payable on such floating rate interest payment date, and any such increase will instead be reflected in the following floating rate interest period. In the case of the final floating rate interest period, noteholders holding such notes will not receive the benefit of any increase in the level of SOFR on any date occurring between the end of the related observation period and the maturity date (or other date of redemption or repayment).

RISKS ASSOCIATED WITH FOREIGN CURRENCY NOTES AND INDEXED NOTES

An investment in a foreign currency note or an indexed note entails significant risks that are not associated with an investment in a non-indexed note denominated in U.S. dollars. This section describes certain risks associated with investing in such notes. An applicable pricing supplement may describe additional risks. You should consult your financial and legal advisors about the risks of investing in the notes and the suitability of your investment in light of your particular situation. We disclaim any responsibility for advising you on these matters.

Fluctuations in currency exchange rates and the imposition of exchange controls could cause the U.S. dollar equivalent of any interest payments and/or principal payable at maturity of a foreign currency note or a currency-indexed note to be lower than the U.S. dollar equivalent amount you paid to purchase the note.

In general, the currency markets are extremely volatile. Significant changes in the rate of exchange between the U.S. dollar and the specified currency for a foreign currency note (or, in the case of a currency-indexed note, the rate of exchange between the specified currency and the indexed currency or currencies or between two or more indexed currencies for such note) during the term of any foreign currency note (or currency-indexed note) may significantly reduce the U.S. dollar equivalent value of any interest payable in respect of such note and, consequently, the U.S. dollar equivalent rate of return on the U.S. dollar equivalent amount paid to purchase such note. Moreover, if at maturity the specified currency for such note has depreciated against the U.S. dollar (or, in the case of a currency-indexed note, if significant changes have occurred in the rate of exchange between the specified currency and the indexed currency or currencies or between two or more indexed currencies for such note), the U.S. dollar equivalent value of the principal amount payable in respect of such note may be significantly less than the U.S. dollar equivalent amount paid to purchase such note.

In certain circumstances such changes could result in a net loss to you on a U.S. dollar basis. If any currency-indexed note is indexed to an indexed currency on a greater than one to one basis, the note will be leveraged and the percentage of the potential loss (or gain) to the investor as a result of the changes in exchange rates between currencies discussed above may be greater than the actual percentage of the change in the rate of exchange between the U.S. dollar and the currency or currencies in which the note is denominated or to which it is indexed.

Currency exchange rates are determined by, among other factors:

•	changing supply and demand for a particular currency;

•	trade, fiscal, monetary, foreign investment and exchange control programs and policies of governments;

•	U.S. and foreign political and economic events and policies;

•	restrictions on U.S. and foreign exchanges or markets;

•	changes in balances of payments and trade;

•	U.S. and foreign rates of inflation;

•	U.S. and foreign interest rates; and

•	currency devaluations and revaluations.

In addition, governments and central banks from time to time intervene, directly and by regulation, in the currency markets to influence prices and may, from time to time, impose or modify foreign exchange controls for a specified currency or indexed currency. Changes in exchange controls could affect exchange rates for a particular currency as well as the availability of a specified currency for making payments in respect of notes denominated in that currency.

We have no control over the factors that affect rates of exchange between currencies. In recent years, rates of exchange have been highly volatile and volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any note.

The information set forth above is directed to prospective purchasers of foreign currency notes and currency-indexed notes that are residents of the United States. If you are a resident of a country other than the United States, you should consult your own financial and legal advisors with respect to any matters that may affect your purchase or holding of, or receipt of payments of any principal, premium or interest in respect of, foreign currency notes or currency-indexed notes.

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES. AS A RESULT, YOU SHOULD, IN EVERY CASE, CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, POSED BY AN INVESTMENT IN SUCH NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

The pricing supplement relating to any foreign currency notes or currency-indexed notes will contain information concerning historical exchange rates for the relevant specified or indexed currency or currencies against the U.S. dollar and a brief description of such currency or currencies and any exchange controls then in effect with respect to such currency or currencies.

If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.

Exchange controls may restrict or prohibit us from making payments of any principal, premium or interest in respect of any note in any currency or composite currency. Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular note, the currency in which amounts then due in respect of such note are payable would not be available to us. In that event, we would make such payments in the manner set forth under “Description of the Notes—Payment of Principal and Interest.”

If we are required to make payment in respect of a note in a specified currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then we will make all payments in respect of such note in U.S. dollars until such currency is again available or so used. Any amounts payable in such currency on any date will be converted by the exchange rate agent (which may be us, the trustee or a bank or financial institution we select) into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment made under such circumstances in U.S. dollars will not constitute an event of default under the indenture.

You may not be able to secure a foreign currency judgment in the United States.

The notes generally will be governed by, and construed in accordance with, the law of New York. See “Description of Debt Securities—Governing Law” in the accompanying prospectus. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

An investment in indexed notes entails significant risks not associated with a similar investment in fixed or floating rate debt securities.

An investment in notes that are indexed, as to principal, premium, if any, and/or interest, to one or more underlying assets or measures, including currencies or composite currencies, exchange rates, swap indices between currencies or composite currencies, commodities, commodity indices or baskets, securities or securities baskets or indices, interest rates or other indices or measures, either directly or inversely, entails significant risks that are not associated with investments in a conventional fixed rate or floating rate debt security.

These risks include the possibility that the value of the underlying, asset, measure, index or indices may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed or floating rate debt security issued by us at the same time, that the repayment of principal and/or premium, if any, can occur at times other than those expected by the investor, and that you, as the investor, could lose all or a substantial portion of principal and/or premium, if any, payable on the maturity date. These risks depend on a number of inter-related factors, including economic, financial and political events, over which we have no control.

Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest payable with respect to such notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices will be magnified. In recent years, values of many underlying measures and indices have been highly volatile, and such volatility may continue or intensify.

Any optional redemption feature of any notes might affect their market value. Since we may be expected to redeem notes when prevailing interest rates are relatively low, an investor generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate that is as high as the then-current interest rate on the notes.

The secondary market, if any, for indexed notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable underlying asset, measure, index or indices, including the complexity and volatility thereof, the method of calculating the principal, premium, if any, and/or interest in respect of indexed notes, the time remaining to the maturity of such notes, the outstanding amount of such notes, any redemption features of such notes, the amount of other debt securities linked to such underlying asset, measure, index or indices and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of indexed notes.

In addition, certain notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such notes readily or at prices that will enable them to realize their anticipated yield. You should not purchase such notes unless you understand and are able to bear the risks that such notes may not be readily saleable, that the value of such notes will fluctuate over time and that such fluctuations may be significant.

Finally, our credit ratings may not reflect the potential impact of the various risks that could affect the market value of the notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks an investment in the notes may entail and the suitability of the notes in light of their particular circumstances.

The pricing supplement relating to any note indexed to a currency, currencies, a commodity, a commodity index, a stock, a stock index or any similar such measure or index will contain information concerning the historical prices or values of such underlying measure or index.

CURRENCY EXCHANGE INFORMATION

If you purchase any notes, you must pay for them by wire transfer in the currency we specify. If you are a prospective purchaser of foreign currency notes (that is, notes for which the currency we specify is other than U.S. dollars), you may ask the agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for such foreign currency notes. You must make this request on or before the fifth business day preceding the issue date for such notes, or by a later date if the agent allows. The agent will perform each conversion on such terms and subject to such conditions, limitations and charges as such agent may from time to time establish in accordance with its regular foreign exchange practices. You will be responsible for any resulting currency exchange costs.

DESCRIPTION OF THE NOTES

The following description supplements the information contained in “Description of Debt Securities” in the accompanying prospectus. If the information in this prospectus supplement differs from the accompanying prospectus, you should rely on the information in this prospectus supplement. Because the information provided in a pricing supplement may differ from that contained in this prospectus supplement, you should rely on the pricing supplement for the final description of a particular issue of notes. The following description will apply to a particular issue of notes only to the extent that it is not inconsistent with the description provided in the applicable pricing supplement.

We will issue the notes under an indenture, dated as of August 15, 1991, as supplemented by a first supplemental indenture dated as of June 2, 2004, a second supplemental indenture dated as of January 30, 2006, a third supplemental indenture dated as of October 23, 2008, a fourth supplemental indenture dated as of March 8, 2010, a fifth supplemental indenture dated as of November 3, 2020 and a sixth supplemental indenture dated as of November 2, 2023 (together with the first supplemental indenture, the second supplemental indenture, the third supplemental indenture, the fourth supplemental indenture and the fifth supplemental indenture, the “supplemental indentures”), each between us and The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party), which serves as the trustee thereunder. Except where otherwise indicated or clear from the context, all references to the “indenture” are to the indenture as supplemented by the supplemental indentures and as further supplemented. The information contained in this section and in the prospectus summarizes some of the terms of the notes and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the notes. You should read the indenture, each of the supplemental indentures and the forms of the notes before making any investment decision. We have filed or will file copies of these documents with the SEC and we have filed or will file copies of these documents at the offices of the trustee and the other paying agents, if any.

General Terms of the Notes

The following are summaries of the material provisions of the indenture and the notes.

•	The notes will constitute a single series of debt securities with an unlimited aggregate principal amount we will issue pursuant to the indenture. We have more fully described the indenture in the accompanying prospectus.

•	The notes will be issued in one or more tranches (each a “tranche”). Each tranche is the subject of a pricing supplement which supplements, amends and/or replaces the terms described in this prospectus supplement and the accompanying prospectus.

•	We are offering the notes on a continuous basis through the agents identified on the cover page of this prospectus supplement.

•	The notes will mature at least nine months from their issue dates.

•	The notes may be subject to redemption prior to their maturity dates, as described under “—Redemption and Repurchase.”

•	Except if otherwise specified in the applicable pricing supplement, the notes will constitute our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu amongst themselves. The rights of holders of the notes in respect of or arising from the notes (including any damages awarded for breach of any obligations under the indenture, if any are payable) shall, in the event of our voluntary or involuntary liquidation (Sw. likvidation) or bankruptcy (Sw. konkurs), rank: (A) (subject to such mandatory exceptions as are from time to time applicable under Swedish law) at least pari passu with all our other unsecured and unsubordinated indebtedness from time to time outstanding; and (B) senior to any liabilities having senior non-preferred ranking and to any subordinated liabilities. For purposes of the foregoing, “senior non-preferred ranking” means the ranking which is described in the second sentence of the first paragraph of section 18 of the Swedish Rights of Priority Act (Sw. 18 § 1 st andra meningen förmånsrättslagen (1970:979)), as the same may be amended or replaced from time to time.

•	The notes will not be obligations of the Kingdom of Sweden.

•	We will issue the notes in fully registered form only, without coupons.

•	Unless otherwise specified, we will issue the notes in authorized denominations of U.S.$1,000 and integral multiples thereof (in the case of notes denominated in U.S. dollars). We will set forth the authorized denominations of foreign currency notes in the applicable pricing supplements;

•	We expect to issue the notes initially in book-entry form, represented by a single global master note. Thereafter, the notes may be issued either in book entry form (represented by such master global note or one or more other global notes) or in certificated form. Except as we describe in the accompanying prospectus under the heading “Description of Debt Securities—Global Securities,” we will not issue book-entry notes in exchange for certificated notes. See “—Form of the Notes— Book-Entry Notes” below. You may present certificated notes for registration of transfer or exchange at the office of the trustee (currently located at 240 Greenwich Street (Attn: Trust Services Window), New York, New York 10286), or at such other office or agency of the trustee as we may designate for such purpose in the Borough of Manhattan, The City of New York.

The pricing supplement relating to a note will describe the following terms:

•	the principal or face amount of such note;

•	the currency we have specified for the note (and, if such specified currency is other than U.S. dollars, certain other terms relating to the note and the specified currency, including the authorized denominations of the note);

•	the price (expressed as a percentage of the aggregate principal or face amount thereof) at which we will issue the note;

•	the date on which we will issue the note;

•	the maturity date for the note;

•	if the note is a fixed rate note, the rate per annum at which the note will bear interest;

•	if the note is a floating rate note, the initial interest rate (if any and if known), the formula or formulae by which interest on the note will be calculated, the dates on which we will pay interest and any other terms relating to the particular method and times for calculating the interest rate for such note;

•	if the note is an indexed note, a description of the applicable index and the manner of determining the indexed principal amount and/or the indexed interest amount thereof (all as defined in the accompanying prospectus), together with other material information relevant to holders of such note;

•	if the note is a discount note, the total amount of original issue discount, the amount of original issue discount allocable to the initial accrual period and the yield to maturity of such note;

•	whether such note may be redeemed prior to its maturity date (other than as a result of a change in Swedish taxation as described under “—Redemption and Repurchase”) and, if so, the provisions relating to redemption, including, in the case of a discount note or an indexed note, the information necessary to determine the amount due upon redemption;

•	whether the note will be issued initially as a book-entry note or a certificated note; and

•	any other material terms of the note.

Business Days

In this prospectus supplement, the term “business day” with respect to any note means any day, other than a Saturday or Sunday, that is a day on which:

(1)	commercial banks are generally open for business in The City of New York; and

(2)	(a) if such note is a foreign currency note and the specified currency in which such note is denominated is the euro, the Real-Time Gross Settlement (T2) System or any successor system is open for business; and (b) if such note is a foreign currency note and the specified currency in which the note is denominated is other than the euro, commercial banks are generally open for business in the financial center of the country issuing such currency; and

(3)	if the note is an indexed note, commercial banks are generally open for business in such other place or places as may be set forth in the applicable pricing supplement; and

(4)	if the note is a SOFR linked note, “business day” will be as described below under “—Interest Rates—Base Rates—SOFR”.

Discount Notes

Any of the notes we issue may be “discount notes.” A discount note is:

(1)	a note, including any note having an interest rate of zero, that has a stated redemption price at maturity that exceeds its issue price by at least 0.25% of its principal or face amount, multiplied by the number of full years from the issue date to the maturity date for such note; and

(2)	any other note that we designate as issued with original issue discount for United States federal income tax purposes.

Form of the Notes

The Depository Trust Company, or “DTC,” is under no obligation to perform or continue to perform the procedures described below, and it may modify or discontinue them at any time. Neither we nor the trustee will be responsible for DTC’s performance of its obligations under its rules and procedures. Additionally, neither we nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

We expect to issue the notes initially in the form of a single master global note in fully registered form, without coupons. A master global note will initially be registered in the name of a nominee (Cede & Co.) of DTC, as depositary. Notes need not be represented by such master global note, and may instead be represented by separate global notes. Except as set forth under “—Book-Entry Notes” below, the notes will not be issuable as certificated notes.

Registered Notes.    Registered notes are registered in the name of a particular person or entity. In the case of book-entry registered notes, the global security is registered in the name of a nominee of the applicable clearing system, and this nominee is considered the sole legal owner or holder of the notes for purposes of the indenture. Beneficial interests in a registered note and transfers of those interests are recorded by the security registrar.

Book-Entry Notes.    All book-entry notes with the same issue date and terms will be represented by one or more global securities (which may be the master global note) deposited with, or on behalf of, DTC, and registered in the name of DTC or its nominee (Cede & Co.) (unless the applicable pricing supplement provides otherwise). Unless otherwise provided, DTC will act as a depositary for, and hold the global securities on behalf of, certain financial institutions, called “participants.” These participants, or other financial institutions acting through them called “indirect participants,” will represent your beneficial interests in the global securities (unless the applicable pricing supplement provides otherwise). They will record the ownership and transfer of your beneficial interests through computerized book-entry accounts, eliminating the need for physical movement of the notes. Book-entry notes will not be exchangeable for certificated notes and, except under the circumstances described below, will not otherwise be issued as certificated notes.

Unless otherwise provided in the applicable pricing supplement, if you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in “street name.”

When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because our legal obligations and those of the trustee run only to the registered owner of the global security, which will be the clearing system or its nominee. For example, once we and the trustee make a payment to the registered holder of a global security, neither we nor the trustee will be liable for the payment to you, even if you do not receive it. In practice, the clearing system will pass along any payments or notices it receives from us to its participants, which will pass along the payments to you. In addition, if you desire to take any action which the holder of a global security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing system will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any of our or the trustee’s legal obligations.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•	You will not be entitled to (1) receive physical delivery of the securities in certificated form or (2) have any of the securities registered in your name, except under the circumstances described below under “—Certificated Notes”;

•	You may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

•	You may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

Outside the United States, if you are a participant in either of Clearstream Banking, société anonyme (referred to as “Clearstream Luxembourg”) or Euroclear, S.A./N.V. or its successor, as operator of the Euroclear System (referred to as “Euroclear”) you may elect to hold interests in global securities through such systems. Alternatively, you may elect to hold interests indirectly through organizations that are participants of such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ security accounts in the names of their respective depositaries, which in turn may hold such interests in customers’ securities accounts in the names of their respective depositaries, which we refer to as the U.S. depositaries, on the books of the DTC. Notes may also be initially deposited with and settle through Clearstream, Euroclear or any other depositary specified in the relevant pricing supplement.

As long as the notes are represented by global securities, we will pay principal of and interest on such notes to or as directed by DTC as the registered holder of the global securities (or such other depositary as may be applicable). Payments to DTC (or such other depositary) will be in immediately available funds by wire transfer. DTC, Clearstream Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date.

DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds issues of U.S. and non-U.S. equity, corporate and municipal debt securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream Luxembourg: Clearstream Luxembourg is incorporated as a limited liability company under Luxembourg law. Clearstream Luxembourg is owned by Deutsche Börse AG.

Clearstream Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant either directly or indirectly. Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by or on behalf of Clearstream Luxembourg.

Clearstream Luxembourg effects transactions through its affiliate, Clearstream Banking SA, which is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Since February 12, 2001, Clearstream Banking SA has also been supervised by the Central Bank of Luxembourg according to the Settlement Finality Directive Implementation of January 12, 2001, following the official notification to the regulators of Clearstream Banking SA’s role as a payment system provider operating a securities settlement system.

Euroclear: Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supra-nationals, custodians, investment managers, corporations, trust companies and certain other organizations. Certain of the underwriters, or other financial entities involved in this offering, may be Euroclear participants.

Non-participants in the Euroclear System may hold and transfer book-entry interests in notes through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit.

Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records. Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by or on behalf of Euroclear.

Certificated Notes. We will issue debt securities in fully registered certificated form in exchange for book-entry securities represented by a global security only under the circumstances described in the accompanying prospectus under “Description of Debt Securities—Global Securities.” If we do so, you will be entitled to have registered in your name, and have physically delivered to you, debt securities in certificated form equal to the amount of book-entry securities you beneficially own. If we issue certificated debt securities, they will have the same terms and authorized denominations as the global security.

Global Clearance and Settlement Procedures

You will be required to make your initial payment for the notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with applicable rules and operating procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences in their favor, Euroclear participants and Clearstream customers may employ their customary procedure for transactions in which securities are to be transferred by the respective clearing system, through the applicable U.S. depositary to another participant’s. In these cases, Euroclear will instruct its U.S. depositary to credit the securities to the participant’s account against payment. The payment will then be reflected in the account of the Euroclear participant or Clearstream customer the following business day, and receipt of the cash proceeds in the Euroclear participants’ or Clearstream customers’ accounts will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If the Euroclear participant or Clearstream customer has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream customer’s accounts would instead be valued as of the actual settlement date.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

All information in this document on DTC, Clearstream Luxembourg and Euroclear is derived from DTC, Clearstream Luxembourg or Euroclear, as the case maybe, and reflects the policies of these organizations; these policies are subject to change without notice.

Paying Agents, Transfer Agents, Exchange Rate Agents and Calculation Agents

Until the notes are paid, we will maintain a paying agent and transfer agent in The City of New York. We have initially appointed the trustee to serve as our paying agent and transfer agent.

We will appoint an exchange rate agent to determine the exchange rate for converting payments on notes denominated in a currency other than U.S. dollars into U.S. dollars, where applicable. In addition, as long as any floating rate notes or indexed notes are outstanding, we will maintain a calculation agent for calculating the interest rate and interest payments, or indexed principal amount and/or indexed interest amount on the notes.

Payment of Principal and Interest

General

We will pay interest on registered notes (a) to the persons in whose names the notes are registered at the close of business on the record date or (b) if we are paying interest at maturity, redemption or repurchase, we will make such payment to the person to whom principal is payable. The regular record date for registered notes is the date 15 calendar days before the applicable interest payment date, whether or not a business day. If we issue notes between a record date and an interest payment date, we will pay the interest that accrues during this period on the next following interest payment date to the persons in whose names the notes are registered on the record date for that following interest payment date.

Book-Entry Notes

We will, through our paying agent, make payments of principal, premium, if any, and interest on book-entry notes by wire transfer to the clearing system or the clearing system’s nominee as the registered owner of the notes, which will receive the funds for distribution to the holders. We expect that the holders will be paid in accordance with the procedures of the clearing system and its participants. Neither we nor the paying agent will have any responsibility or liability for any of the records of, or payments made by, the clearing system or the clearing system’s nominee or common depositary.

Registered Certificated Notes

If we issue registered certificated notes, we will make payments of principal, premium, if any, and interest to you, as a holder, by wire transfer if:

•	you own at least U.S.$10,000,000 aggregate principal amount or its equivalent of notes; and

•	not less than 15 calendar days before the payment date, you notify the paying agent of your election to receive payment by wire transfer and provide it with your bank account information and wire transfer instructions.

If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail a check to you on or before the due date for the payment at your address as it appears on the security register on the applicable record date.

Payment Currency

We will pay any principal, premium or interest in respect of a note in the currency we have specified for such note. In the case of a foreign currency note, the exchange rate agent will arrange to convert all payments in respect of such note into U.S. dollars in the manner described in the next paragraph. However, if U.S. dollars are not available for making payments due to the imposition of exchange controls or other circumstances beyond our control, then the holder of such note will receive payments in such specified currency until U.S. dollars are again available for making such payments. Notwithstanding the foregoing, the holder of a foreign currency note may (if we so indicate in the applicable pricing supplement and note) elect to receive all payments in respect of such note in the specified currency for such note by delivery of a written notice to the trustee not later than 15 calendar days prior to the applicable payment date. The holder’s election generally will remain in effect until revoked by written notice to the trustee received not later than 15 calendar days prior to the applicable payment date. The holder’s election may not be effective under certain circumstances as described above under “Risks Associated with Foreign Currency Notes and Indexed Notes—If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.”

In the case of a foreign currency note, the exchange rate agent will determine the amount of any U.S. dollar payment in respect of such note based on the following exchange rate: the highest firm bid quotation expressed in U.S. dollars, for the foreign or composite currency in which such note is denominated, received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the specified currency for such note payable on such payment date in respect of all notes denominated in such specified currency. If no such bid quotations are available, we will make such payments in such specified currency, unless such specified currency is unavailable due to the imposition of exchange controls or to other circumstances beyond our control, in which case we will make such payments as described above under “Risks Associated with Foreign Currency Notes and Indexed Notes—If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.”

All currency exchange costs will be borne by the holders of foreign currency notes by deductions from such payments. Any of the foreign exchange dealers submitting quotes to the exchange rate agent may be agents soliciting orders for the notes or affiliates of such agents. All determinations that the exchange rate agent makes, after being confirmed by us, will be binding unless they are clearly wrong.

If the principal of any discount note is declared to be due and payable immediately due to the occurrence of an event of default, the amount of principal due and payable with respect to such note shall be the issue price of such note plus the amount of original issue discount amortized from the issue date of such note to the date of declaration. Such amortization shall be calculated using the “interest method” (computed in accordance with U.S. generally accepted accounting principles in effect on the date of declaration).

Interest Rates

General

The interest rate on the notes will not be higher than the maximum rate permitted by New York law, currently 25% per year on a simple interest basis. This limit will not apply to notes in which U.S.$2,500,000 or more has been invested. Interest payments on the notes will generally include interest accrued from and including the issue date or the last interest payment date to but excluding the following interest payment date or the date of maturity, redemption or repurchase. Each of these periods is called an interest period.

The relevant pricing supplement will specify the day count fraction applicable to the calculation of payments due on the notes:

•	if “actual/365,” “act/365,” “A/365,” “actual/actual,” “Actual/Actual(ISDA)”or “act/act” is specified, the relevant payment will be calculated on the basis of the actual number of days in the period in respect of which payment is being made divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (i) the actual number of days in that portion of the period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the calculation period falling in a non-leap year divided by 365);

•	if “actual/365 (fixed),” “act/365 (fixed),” “A/365 (fixed)” or “A/365F” is specified, the relevant payment will be calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 365;

•	if “actual/360,” “act/360” or “A/360” is specified, the relevant payment will be calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 360; and

•	if “30/360,” “360/360” or “bond basis” is specified, the relevant payment will be calculated on the basis of the number of days in the calculation period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the calculation period is the 31st day of a month but the first day of the calculation period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (ii) the last day of the calculation period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month));

•	if “30E/360” or “eurobond basis” is specified, the relevant payment will be calculated on the basis of the number of days in the calculation period in respect of which payment is being made divided by 360 (the number or days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the calculation period unless, in the case of the final calculation period, the maturity date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month); and

•	if “30E/360 (ISDA)” is so specified, means the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

where:

“Day Count Fraction” means, in respect of the calculation of an amount for any period of time (from and including the first day of such period to but excluding the last day) (the “Calculation Period”), such day count fraction as may be specified in this section or the relevant pricing supplement;

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the termination date or (ii) such number would be 31, in which case D2 will be 30;

provided, however, that in such case the number of days in the Calculation Period is calculated from and including the first day of the Calculation Period to but excluding the last day of the Calculation Period.

Unless otherwise specified in the relevant pricing supplement, interest on fixed rate notes will be calculated on a 30/360 basis.

The relevant pricing supplement will also specify the relevant business day convention applicable to the calculation of payments due on the notes. The term “business day convention” means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a business day. The following terms, when used in conjunction with the term “business day convention” and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a business day so that:

•	if “following” is specified, that date will be the first following day that is a business day;

•	if “modified following” or “modified” is specified, that date will be the first following day that is a business day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a business day, save in respect of notes for which the base rate is SOFR, for which the final interest payment date will not be postponed and interest on that payment will not accrue during the period from and after the scheduled final interest payment date; and

•	if “preceding” is specified, that date will be the first preceding day that is a business day.

•	“FRN convention” or “floating rate convention” means that each relevant date shall be the date which numerically corresponds to the preceding such date in the calendar month which is the number of months specified in the relevant pricing supplement as the specified period after the calendar month in which the preceding such date occurred provided, however, that:

•	if there is no such numerically corresponding day in the calendar month in which any such date should occur, then such date will be the last day which is a business day in that calendar month;

•	if any such date would otherwise fall on a day which is not a business day, then such date will be the first following day which is a business day unless that day falls in the next calendar month, in which case it will be the first preceding day which is a business day; and

•	if the preceding such date occurred on the last day in a calendar month which was a business day, then all subsequent such dates will be the last day which is a business day in the calendar month which is the specified number of months after the calendar month in which the preceding such date occurred.

Fixed Rate Notes

Unless otherwise specified in the applicable pricing supplement, each fixed rate note will bear interest from its issue date at the rate per annum (which may be zero) stated on the face of the note until the principal amount of the note is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, we will pay interest on each fixed rate note semi-annually in arrears on each March 15 and September 15 and at maturity. Each payment of interest on a fixed rate note in respect of an interest payment date shall include interest accrued through the day before such interest payment date.

If we are required to make a payment required in respect of a fixed rate note on a date that is not a business day for such note, we need not make the payment on such date, but may make it on the first succeeding business day with the same force and effect as if we had made it on such date, and no additional interest shall accrue as a result of such delayed payment.

Floating Rate Notes

Each floating rate note will bear interest during each interest reset period (as defined below) or interest period (in the case of SOFR linked notes) based on the interest rate formula for such note. This interest rate formula is generally composed of the following:

•	a base reference rate;

•	plus or minus a spread measured in basis points with one basis point equal to 1/100 of a percentage point; or

•	multiplied by a spread multiplier measured as a percentage.

In the case of certain base rates, the pricing supplement for a floating rate note may also specify an interest rate for the period from its original issue date to the first interest reset date (an “initial interest rate”).

The applicable pricing supplement will specify the base rate and the spread or spread multiplier. The pricing supplement may also specify a maximum (ceiling) or minimum (floor) interest rate limitation. The calculation agent will use the interest rate formula, taking into account any maximum or minimum interest rate, to determine the interest rate in effect for each interest period. All determinations made by the calculation agent will be binding unless they are clearly wrong.

We may issue floating rate notes with interest rate formulas using the following base rates:

•	SOFR;

•	the Commercial Paper Rate;

•	the Treasury Rate;

•	the Federal Funds Rate; or

•	any other rate specified in the relevant pricing supplement.

The applicable pricing supplement will also specify the following with respect to each floating rate note, as applicable:

•	the dates as of which the calculation agent will determine the interest rate for each interest period ( the “interest determination date”);

•	the frequency with which the interest rate will be reset, i.e., daily, weekly, monthly, quarterly, semi-annually or annually;

•	the dates on which the interest rate will be reset using the interest rate that the calculation agent determined on the interest determination date for that interest period (the “interest reset dates”), i.e., each day or the first/last day of each new interest/observation period,;

•	the interest payment dates; and

•	if applicable to the notes, the initial interest rate in effect from and including the issue date to but excluding the first interest reset date.

Determination of Reset Interest Rates

The interest rate applicable to each interest period commencing on the respective interest reset date (each, an “interest reset period”) or, in the case of SOFR linked notes, each interest period as defined under “—Base Rates—SOFR”, will be the rate determined as of the applicable interest determination date.

Unless otherwise specified in the applicable pricing supplement, the interest determination date with respect to an interest reset date will be:

•	for notes for which the base rate is SOFR, as defined below under “—Base Rates—SOFR”;

•	for notes for which the base rate is the Commercial Paper Rate or the Federal Funds Rate, the second business day before the interest reset date; and

•	for notes for which the base rate is the Treasury Rate, the day of the week in which that interest reset date falls on which treasury bills (as defined below under “—Base Rates—Treasury Rate”) are normally auctioned. Treasury bills are normally sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but is sometimes held on the preceding Friday. If as a result of a legal holiday a treasury bill auction is held on the Friday of the week preceding an interest reset date, the related interest determination date will be the preceding Friday; and if an auction falls on any interest reset date, then the interest reset date instead will be the first business day following the auction.

The interest determination dates pertaining to a floating rate note the interest rate of which is determined by reference to two or more base rates will be the first business day which is at least two business days prior to the interest reset date on which each base rate takes effect; provided that if one of such base rates is SOFR, the interest determination date for such SOFR base rate will be the date that is “p” U.S. government securities business days prior to the interest payment date for the interest period in which such SOFR base rate is in effect (as defined under “—Base Rates—SOFR”).

Unless otherwise specified in the applicable pricing supplement, the interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date for that interest reset date, subject in each case to any applicable law and maximum or minimum interest rate limitations. Where specified in the applicable pricing supplement, the interest rate in effect with respect to a floating rate note for the interest period from its original issue date to the first interest reset date will be the initial interest rate specified in such pricing supplement.

Interest Payment Dates

Unless otherwise specified in the applicable pricing supplement, the date or dates on which interest will be payable are as follows:

•	in the case of notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

•	in the case of notes that reset quarterly, the third Wednesday of March, June, September, and December of each year;

•	in the case of notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

•	in the case of notes that reset annually, the third Wednesday of the month specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, if any interest payment date, other than one that falls on the maturity date or on a date for earlier redemption or repurchase, or any interest reset date for a floating rate note would fall on a day that is not a business day, the interest payment date or interest reset date will instead be the next business day and, unless the notes are SOFR notes and that business day falls in the next month, in which case the interest payment date or the interest reset date will be the preceding business day.

If any payment on a floating rate note is due on the maturity date or upon earlier redemption or repurchase and that date is not a business day, the payment will be made on the next business day. In addition, if any payment on a floating rate note is due on a date that is not a business day in the relevant place of payment, we will make the payment on the next business day in that place of payment and no additional interest will accrue as a result of this delay. We will treat these payments as if they were made on the due date.

Accrued Interest

Unless otherwise specified in the applicable pricing supplement, the calculation agent will calculate the amount of interest accrued and payable on the floating rate notes for each interest period, which will be equal to the product of (i) the outstanding principal amount of the notes multiplied by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the relevant day count. The calculation agent will compute the interest factors for each day by dividing the interest rate applicable to that day by 360, 365 or 366, depending on the day count convention specified in the applicable pricing supplement.

The calculation agent will round all percentages resulting from any interest rate calculation to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, the calculation agent will round 9.876545%, or .09876545, to 9.87655% or .0987655. The calculation agent will also round all specified currency amounts used in or resulting from any interest rate calculation to the nearest one-hundredth of a unit, with .005 of a unit being rounded upward.

Calculation Agent

The calculation agent will be specified in the applicable pricing supplement for each issuance of floating rate notes. If you are the holder of a floating rate note, you may ask the calculation agent to provide you with the current interest rate and the interest rate that will be in effect on the next interest reset date, to the extent either such rate has been determined. The calculation agent will also notify us, each paying agent and the registered holders, if any, of the following information for each interest period once determined (except for the initial interest period if this information is specified in the applicable pricing supplement):

•	the interest rate in effect for the interest period;

•	the number of days in the interest period;

•	the next interest payment date; and

•	the amount of interest that we will pay for a specified principal amount of notes on that interest payment date.

The calculation agent will generally provide this information by the first business day of each interest period (or otherwise as soon as it is available), unless the terms of a particular tranche of notes (such as notes linked to SOFR) provide that the calculation agent will calculate the applicable interest rate on a calculation date after that date, in which case the calculation agent will provide this information by the first business day following the applicable calculation date (or otherwise as soon as it is available).

Base Rates

Definitions.

“interest amount” means, in relation to a note and an interest period, the amount of interest payable in respect of that note for that interest period.

“interest commencement date” means the issue date of the notes or such other date as may be specified as the interest commencement date.

“interest payment date” means the date or dates specified as such in, or determined in accordance with the provisions of, the relevant terms and, if a business day convention is specified in the applicable pricing supplement:

(i)	as the same may be adjusted in accordance with the relevant business day convention; or

(ii)	if the business day convention is the FRN convention, floating rate convention or eurodollar convention and an interval of a number of calendar months is specified in the applicable pricing supplement as being the specified period, each of such dates as may occur in accordance with the FRN convention, floating rate convention or eurodollar convention at such specified period of calendar months following the interest commencement date (in the case of the first interest payment date) or the previous interest payment date (in any other case).

“interest period” means each period from, and including, an interest payment date (or, in the case of the first interest period, the interest commencement date) to, but excluding, the next interest payment date (or, in the case of the final interest period, the maturity date or, if we elect or become obliged to redeem the notes on any earlier redemption date, the relevant redemption date).

“interest rate” means the rate or rates (expressed as a percentage per annum) of interest payable in respect of the notes specified in the relevant terms or calculated or determined in accordance with the provisions herein and/or the applicable pricing supplement.

SOFR.         Unless otherwise specified in the applicable pricing supplement, “SOFR” means the rate determined by the calculation agent in accordance with the following provisions.

For an interest determination date relating to any floating rate note for which SOFR is an applicable base rate, the interest rate for each interest period will, as specified in the applicable pricing supplement and subject to the benchmark transition provisions provided below, be either: (a) compounded daily SOFR (and the “compounded daily SOFR method” for determining the relevant interest rate may be ‘lookback’ or ‘observation period shift’, as specified in the relevant pricing supplement); (b) SOFR compounded index; or (c) weighted average SOFR. In such case, the interest rate applicable to the relevant notes for the relevant interest period will, subject as provided below, be compounded daily SOFR, SOFR compounded index or weighted average SOFR (as the case may be) plus or minus the applicable relevant margin (for the purposes of this section, the “relevant margin”) specified in the relevant pricing supplement, all as determined by the Calculation Agent In no event will the interest rate for any interest period be less than zero (or, if a minimum rate of interest is specified in the relevant pricing supplement less than the minimum rate of interest).

For purposes of the calculation of the foregoing:

“interest determination date” means the date falling “p” U.S. government securities business days before each interest payment date, as specified in the applicable pricing supplement;

“p” means the whole number specified in the applicable pricing supplement, such value representing a number of U.S. government securities business days;

“SOFR” with respect to any U.S. government securities business day, means:

(i)	the Secured Overnight Financing Rate published for such U.S. government securities business day as such rate appears on the SOFR administrator’s website at 3:00 p.m. (New York time) on the immediately following U.S. government securities business day (the “SOFR determination time”); or

(ii)	if the rate specified in (i) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. government securities business day for which the Secured Overnight Financing Rate was published on the SOFR administrator’s website;

“SOFR administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate);

“SOFR administrator’s website“ means the website of the Federal Reserve Bank of New York, or any successor source;

“SOFR reset date” means each U.S. government securities business day during the relevant interest period, other than any U.S. government securities business day in the period from (and including) the day following the interest determination which, where this definition applies, shall be no less than five (5) U.S. government securities business day prior to the end of the relevant interest period date to (but excluding) the corresponding interest payment date (such period, the “cut-off period”); and

“U.S. government securities business day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Compounded daily SOFR

If the base rate is specified in the applicable pricing supplement as being compounded daily SOFR, the rate of interest for each interest period will, subject as provided below, be compounded daily SOFR calculated as defined below plus or minus (as indicated in the applicable pricing supplement) the margin.

“Compounded Daily SOFR” with respect to any interest period, means the rate of return of a daily compound interest investment computed in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards to 0.00001):

where:

“d” is the number of calendar days in the relevant observation period;

“D” means the number specified as such in the applicable pricing supplement (or, if no such number is specified, 360);

“do” for any observation period, is the number of U.S. government securities business days in the relevant observation period;

“i” is a series of whole numbers from one to do, each representing the relevant U.S. government securities business day in chronological order from, and including, the first U.S. government securities business day in the relevant observation period;

“ni” for any U.S. government securities business day “i” in the relevant observation period, is the number of calendar days from, and including, such U.S. government securities business day “i” to, but excluding, the following U.S. government securities business day (“i+1”);

“observation period”: means

(i)	in respect of compounded daily SOFR where the compounded daily SOFR method is lookback: the interest period; or

(ii)	in respect of compounded daily SOFR where the compounded daily SOFR method is observation period shift: in respect of an interest period, the period from, and including, the date falling “p” U.S. government securities business days preceding the first date in such interest period to, but excluding, the date falling “p” U.S. government securities business days preceding the interest payment date for such interest period (or the date falling “p” U.S. government securities business days prior to such earlier date, if any, on which the notes become due and payable); and

“SOFRi” for any U.S. government securities business day “i” in the relevant observation period, is equal to:

(i)	in respect of compounded daily SOFR where the compounded daily SOFR method is lookback: SOFR in respect of the U.S. government securities business day falling “p” U.S. government business days prior to that day “i”;

(ii)	in respect of compounded daily SOFR where the compounded daily SOFR method is observation period shift: SOFR in respect of that day “i”.

SOFR Compounded Index

If the base rate is specified in the applicable pricing supplement as being SOFR compounded index, the rate of interest for each interest period will, subject as provided below, be SOFR compounded index calculated as defined below plus or minus (as indicated in the applicable pricing supplement) the margin.

“SOFR Compounded Index” means, in respect of an interest period, the rate calculated by the calculation agent, on the relevant interest determination date as follows, and the resulting percentage will be rounded, if necessary, to the fifth decimal place of a percentage point, with 0.000005 being rounded upwards:

where:

“d” is the number of calendar days from (and including) the day on which the relevant SOFR IndexStart is determined to (but excluding) the day on which the relevant SOFR IndexEnd is determined;

“D” means the number specified as such in the applicable pricing supplement (or, if no such number is specified, 360);

“index days” means U.S. government securities business days;

“relevant number” is as specified in the applicable pricing supplement, but, unless otherwise specified, it shall be five;

“SOFR index” in relation to any U.S. government securities business day shall be the value as published by the SOFR administrator on the SOFR administrator’s website at 3:00 p.m. (New York Time) on such U.S. government securities business day (the “SOFR index determination time”);

“SOFR IndexEnd” means the relevant SOFR index value on the day falling the relevant number of index days prior to the interest payment date for such interest period, or such other date on which the relevant payment of interest falls due (but which by its definition or the operation of the relevant provisions is excluded from such interest period) (a “SOFR index determination end date”);

“SOFR IndexStart” means the relevant SOFR index value on the day falling the relevant number of index days prior to the first day of the relevant interest period (a “SOFR index determination start date”); and

“SOFR index date” means a SOFR index determination start date or a SOFR index determination end date, as the case may be.

Weighted average SOFR

If the base rate is specified in the applicable pricing supplement as being weighted average SOFR, the rate of interest for each interest period will, subject as provided below, be weighted average SOFR calculated as defined below plus or minus (as indicated in the applicable pricing supplement) the margin.

"observation period”: means in respect of weighted average SOFR: the interest period;

“SOFRi” for any U.S. government securities business day “i” in the relevant observation period, is equal to:

(i)	if such U.S. government securities business day is a SOFR reset date, SOFR in relation to the U.S. government securities business day immediately preceding such SOFR reset date; and

(ii)	if such U.S. government securities business day is not a SOFR reset date (being a U.S. government securities business day falling in the cut-off period), SOFR in relation to the U.S. government securities business day immediately preceding the last SOFR reset date in such interest period.

“Weighted average SOFR” means the arithmetic mean of the SOFR in effect for each SOFR reset date during the relevant interest period (each such U.S. government securities business day, “i”), calculated by multiplying the relevant SOFR by the number of SOFR reset dates such SOFR is in effect, determining the sum of such products and dividing such sum by the number of SOFR reset dates in the relevant interest period; provided however that the last four (4) SOFR reset dates of such interest period shall be a “suspension period”. During a suspension period, the SOFR for each day during that suspension period will be the value for the SOFR reset date immediately prior to the first day of such suspension period.

Unavailability of SOFR index

Subject to the provisions described below under the following heading “—Benchmark transition events applicable to SOFR linked notes,” if the SOFR index is not published on any relevant SOFR index date, and a benchmark transition event and related benchmark replacement date have not occurred, “SOFR compounded index” means, for an interest determination date with respect to an interest period, USD-SOFR-COMPOUND, i.e., the daily compound interest investment (it being understood that the reference rate for the calculation of such interest is the SOFR), calculated in accordance with only the formula and definitions required for such formula set forth in USD-SOFR-COMPOUND of Supplement number 57 (for the avoidance of doubt, without applying all fallbacks included therein) to the ISDA definitions (and for the purposes of such provisions, references to “calculation period” shall mean, the period from and including the date which is “p” U.S. government securities business days preceding the first date of the relevant interest period to, but excluding, the date which is “p” U.S. government securities business days preceding the interest payment date relating to such interest period (or in the final interest period, the maturity date) (or if the notes become due and payable in accordance with the events of default), the date on which the notes become due and payable (or, if such date is not a U.S. government securities business day, the U.S. government securities business day immediately preceding such date) and references to “SOFR index cessation event” shall mean benchmark transition event (as defined below)).

Benchmark transition events applicable to SOFR linked notes. In the case of notes for which the base rate is SOFR, if a benchmark transition event and its related benchmark replacement date have occurred during any interest period, the provisions below shall apply to such interest period and any future interest periods (subject to the occurrence of any future benchmark transition event).

Benchmark discontinuation

If we determine on or prior to the relevant reference time that a benchmark transition event and its related benchmark replacement date have occurred with respect to the then-current benchmark, the benchmark replacement will replace the then-current benchmark for all purposes relating to the notes in respect of all determinations on such date and for all determinations on all subsequent dates. In connection with the implementation of a benchmark replacement, we will have the right to make benchmark replacement conforming changes from time to time, without any requirement for the consent or approval of holders.

Any determination, decision or election that may be made by us pursuant to this section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(i)	will be conclusive and binding absent manifest error;

(ii)	will be made in our sole discretion; and

(iii)	notwithstanding anything to the contrary in the documentation relating to the notes, shall become effective without consent from the holders of the notes or any other party.

“benchmark” means, initially, compounded daily SOFR or weighted average SOFR, as applicable, as such term is defined above; provided that if we determine on or prior to the reference time that a benchmark transition event and its related benchmark replacement date have occurred with respect to compounded daily SOFR or weighted average SOFR, as applicable (or the published daily SOFR used in the calculation thereof) or the then-current benchmark, then “benchmark” shall mean the applicable benchmark replacement.

“benchmark replacement” means the first alternative (as applicable) set forth in the order below that can be determined by us on the benchmark replacement date:

(i)	the sum of: (A) the alternate rate of interest that has been selected or recommended by the relevant governmental body as the replacement for the then-current benchmark; and (B) the benchmark replacement adjustment;

(ii)	the sum of: (A) the ISDA fallback rate; and (B) the benchmark replacement adjustment; or

(iii)	the sum of: (A) the alternate rate of interest that has been selected by us as the replacement for the then-current benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current benchmark for U.S. dollar-denominated floating rate notes at such time; and (B) the benchmark replacement adjustment;

“benchmark replacement adjustment” means the first alternative set forth in the order below that can be determined by us or our designee on the benchmark replacement date:

(i)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the relevant governmental body for the applicable unadjusted benchmark replacement;

(ii)	if the applicable unadjusted benchmark replacement is equivalent to the ISDA fallback rate, the ISDA fallback adjustment; or

(iii)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by us giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current benchmark with the applicable unadjusted benchmark replacement for U.S. dollar-denominated floating rate notes at such time;

“benchmark replacement conforming changes” means, with respect to any benchmark replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we decide may be appropriate to reflect the adoption of such benchmark replacement in a manner substantially consistent with market practice (or, if we decide that adoption of any portion of such market practice is not administratively feasible or if we determine that no market practice for use of the benchmark replacement exists, in such other manner as we determine is reasonably necessary);

“benchmark replacement date” means the earliest to occur of the following events with respect to the then-current benchmark (including the daily published component used in the calculation thereof):

(i)	in the case of clause (i) or (ii) of the definition of “benchmark transition event,” the later of: (a) the date of the public statement or publication of information referenced therein; and (b) the date on which the administrator of the benchmark permanently or indefinitely ceases to provide the benchmark (or such component); or

(ii)	in the case of clause (iii) of the definition of “benchmark transition event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the benchmark replacement date occurs on the same day as, but earlier than, the reference time in respect of any determination, the benchmark replacement date will be deemed to have occurred prior to the reference time for such determination;

“benchmark transition event” means the occurrence of one or more of the following events with respect to the then-current benchmark (including the daily published component used in the calculation thereof):

(i)	a public statement or publication of information by or on behalf of the administrator of the benchmark (or such component) announcing that such administrator has ceased or will cease to provide the benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark (or such component); or

(ii)	a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark (or such component), the central bank for the currency of the benchmark (or such component), an insolvency official with jurisdiction over the administrator for the benchmark (or such component), a resolution authority with jurisdiction over the administrator for the benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the benchmark, which states that the administrator of the benchmark (or such component) has ceased or will cease to provide the benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark (or such component); or

(iii)	a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative;

“ISDA definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time;

“ISDA fallback adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA definitions to be determined upon the occurrence of an index cessation event with respect to the relevant benchmark;

“ISDA fallback rate” means the rate that would apply for derivatives transactions referencing the ISDA definitions to be effective upon the occurrence of an index cessation date with respect to the benchmark for the applicable tenor excluding the applicable ISDA fallback adjustment;

“reference time” with respect to any determination of the benchmark means: (i) if the benchmark is compounded daily SOFR, the SOFR determination time; and (ii) if the benchmark is not compounded daily SOFR, the time determined by us after giving effect to the benchmark replacement conforming changes;

“relevant governmental body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto; and

“unadjusted benchmark replacement” means the benchmark replacement excluding the benchmark replacement adjustment.

Any benchmark replacement, benchmark replacement adjustment and the specific terms of any benchmark replacement conforming changes, determined under this section will be notified promptly (and in any event not less than 10 business days prior to such changes taking effect) by us to the trustee, the calculation agent, the paying agents and the holders. Such notice shall be irrevocable and shall specify the effective date on which such changes take effect.

No later than notifying the trustee of the same, we shall deliver to the trustee a certificate duly signed on behalf of us:

a)	confirming: (x) that a benchmark transition event has occurred; (y) the relevant benchmark replacement; and (z) where applicable, any benchmark replacement adjustment and/or the specific terms of any relevant benchmark replacement conforming changes; and

b)	certifying that the relevant benchmark replacement conforming changes are necessary to ensure the proper operation of such benchmark replacement and/or benchmark replacement adjustment.

Agreement with Respect to the Benchmark Replacement

By its acquisition of the notes, each holder of the notes (including each holder of a beneficial interest in the notes) (i) will acknowledge, accept, consent and agree to be bound by our or our designee’s determination of a benchmark transition event, a benchmark replacement date, the benchmark replacement, the benchmark replacement adjustment and any benchmark replacement conforming changes, including as may occur without the need for us to obtain any further consent from such holder of the notes, (ii) will waive any and all claims, in law and/or in equity, against the trustee, the paying agent and the calculation agent or our designee for, agree not to initiate a suit against the trustee, the paying agent and the calculation agent or our designee in respect of, and agree that none of the trustee, the paying agent or the calculation agent or our designee will be liable for, the determination of or our failure or delay to determine any benchmark transition event, any benchmark replacement date, any benchmark replacement, any benchmark replacement adjustment and any benchmark replacement conforming changes, and any losses suffered in connection therewith and (iii) will agree that none of the trustee, the paying agent or the calculation agent or our designee will have any obligation to monitor, determine, confirm or verify the unavailability or cessation of SOFR or any substitute for SOFR, or to give notice to any holder of the notes (including each holder of a beneficial interest in the notes) or other party of the occurrence of, any benchmark transition event or related benchmark replacement date, or to select, determine or designate any benchmark replacement, any benchmark replacement adjustment and any benchmark replacement conforming changes (including any adjustments thereto), and none of the trustee, the paying agent or the calculation agent shall be responsible or liable for any failure or delay on its part to perform any of its duties set forth in this prospectus supplement or in any pricing supplement as a result of any failure or delay by us to determine any benchmark transition event, any benchmark replacement date, any benchmark replacement, any benchmark replacement adjustment and any benchmark replacement conforming changes.

Commercial Paper Rate.    Unless otherwise specified in the applicable pricing supplement, “commercial paper rate” means, for any interest determination date relating to any floating rate note for which the commercial paper rate is an applicable base rate, to which we refer as a “commercial paper rate interest determination date,” the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper—Nonfinancial.” If the commercial paper rate cannot be determined as described above, the following procedures will apply:

•	If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the commercial paper rate will be the money market yield of the rate on that commercial paper rate interest determination date for commercial paper of the specified index maturity as published in H.15 Daily Update, or in another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial.”

•	If by 3:00 p.m., New York City time, on the calculation date, the rate described is not yet published in H.15 Daily Update or another recognized electronic source, the commercial paper rate for the applicable commercial paper rate interest determination date will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on that commercial paper rate interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include one or more of the agents or their affiliates, selected by us, for commercial paper of the index maturity specified in the applicable pricing supplement placed for a non-financial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

•	If the dealers selected as described above by us are not quoting as set forth above, the commercial paper rate with respect to that commercial paper rate interest determination date will be the commercial paper rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Money market yield” means the yield, expressed as a percentage, calculated in accordance with the following formula:

where “D” is the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” is the actual number of days in the applicable interest period.

”H.15 Daily Update” means the daily update of H.15, available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15, or any successor site or publication. All references to this website are inserted as inactive textual references to the “uniform resource locator,” or “URL,” and are for your informational reference only. Information on that website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

Treasury Rate.    Unless otherwise specified in the applicable pricing supplement, “treasury rate” means, with respect to any interest determination date relating to any floating rate note for which the treasury rate is an applicable base rate, to which we refer as a “treasury rate interest determination date,” the rate from the auction held on such treasury rate interest determination date of direct obligations of the United States, or “treasury bills,” having the index maturity specified in the applicable pricing supplement under the caption “INVEST RATE” on the display on Reuters Money Markets Rates Service or any successor service, on page “USAUCTION 10,” or any other page as may replace that page on that service, or page “USAUCTION 11,” or any other page as may replace that page on that service. If the treasury rate cannot be determined in this manner, the following procedures will apply:

•	If the rate described above is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the rate for those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High,” will be the treasury rate.

•	If the rate described in the prior paragraph is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield, as defined below, of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury.

•	If the auction rate described in the prior paragraph is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the treasury rate will be the bond equivalent yield of the rate on that treasury rate interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in H.15 Daily Update under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on that treasury rate interest determination date of those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•	If the rate described in the prior paragraph is not yet published in H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the calculation agent and will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that treasury rate interest determination date, of three leading primary United States government securities dealers, which may include one or more of the agents or their affiliates, selected by us, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

•	If the dealers selected as described above by us are not quoting as set forth above, the treasury rate with respect to that treasury rate interest determination date will be the treasury rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Bond equivalent yield” means a yield, expressed as a percentage, calculated in accordance with the following formula:

where “D” is the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” is the actual number of days in the applicable interest reset period.

Federal Funds Rate.    Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means, with respect to any interest determination date relating to any floating rate note for which the federal funds rate is an applicable base rate, to which we refer as a “federal funds rate interest determination date,” the rate on that date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”. If the federal funds rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above does not appear on page “FEDFUNDS1” by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate will be the rate on that federal funds rate interest determination date for United States dollar federal funds as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “Federal Funds (Effective).”

•	If the rate described above does not appear on “FEDFUNDS1” and is not yet published in H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate for that federal funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include one or more of the agents or their affiliates, selected by us, prior to 9:00 a.m., New York City time, on that federal funds rate interest determination date.

•	If the brokers selected as described above by us are not quoting as set forth above, the federal funds rate with respect to that federal funds rate interest determination date will be the federal funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Indexed Notes

We may offer indexed notes according to which the principal and/or interest is determined by reference to one or more underlying assets or measures, including currencies or composite currencies, exchange rates, swap indices between currencies or composite currencies, commodities, commodity indices or baskets, securities or securities baskets or indices, interest rates or other indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance described in the applicable pricing supplement.

The pricing supplement will describe how interest and principal payments on indexed notes will be determined. It will also include historical and other information about the index or indices and information about the U.S. tax consequences to the holders of indexed notes.

Amounts payable on an indexed note will be based on the face amount of the note. The pricing supplement will describe whether the principal amount that we will pay you on redemption or repayment before maturity would be the face amount, the principal amount at that date or another amount.

If a third party is responsible for calculating or announcing an index for certain indexed notes and that third party stops calculating or announcing the index, or changes the way that the index is calculated in a way not permitted in the pricing supplement, then the index will be calculated by an independent determination agent named in the pricing supplement. If no independent agent is named, then we will calculate the index. If neither the determination agent nor we can calculate the index in the same way and under the same conditions as the original third party, then the principal or interest on the notes will be determined as described in the pricing supplement. All calculations that we or the independent determination agent make will be binding unless they are clearly wrong.

If you purchase an indexed note, the applicable pricing supplement will include information about the relevant underlying index or measure, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which amounts payable on the note may be settled physically or in cash. Note that, under the indenture, physical settlement is only possible if relevant procedures are agreed between us and the trustee. Such procedures have not yet been agreed. In the event of physical settlement, the relevant pricing supplement will specify in detail the procedures for such physical settlement. The pricing supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. An investment in indexed notes may entail significant risks. See “Risks Associated With Foreign Currency Notes and Indexed Notes,” as well as the risks described in the applicable pricing supplement.

Redemption and Repurchase

General

The pricing supplement for the issuance of each tranche of notes will indicate either that:

•	the notes cannot be redeemed prior to their maturity date (other than on the occurrence of the tax events described under “Description of Debt Securities—Optional Redemption Due to Change in Swedish Tax Treatment” in the accompanying prospectus); or

•	the notes will be redeemable or subject to repayment at our or the holder’s option on or after a specified date at a specified redemption or repayment price. The redemption or repayment price may be par or may decline from a specified premium to par at a later date, together, in each case, with accrued interest to the date of redemption or repayment.

Market Repurchases

We may repurchase notes at any time and price in the open market or otherwise. Notes we repurchase may, at our discretion, be held, resold (subject to compliance with applicable securities and tax laws) or surrendered to the trustee for cancellation.

Discount Notes

If the pricing supplement states that a note is a discount note, the amount payable in the event of redemption, repayment or other acceleration of the maturity date will be the amortized face amount of the note as of the date of redemption, repayment or acceleration, but in no event more than its principal amount. The amortized face amount is equal to (a) the issue price plus (b) that portion of the difference between the issue price and the principal amount that has accrued at the yield to maturity described in the pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption, repayment or acceleration date.

Sinking Fund

The notes will not be subject to any sinking fund.

Notices

Notices to holders of notes will be made by first class mail, postage prepaid, or sent by facsimile transmission to the registered holders. Under the indenture, we have irrevocably appointed Business Sweden in The City of New York as our authorized agent for service of process in any action based on the debt securities brought against us in any State or federal court in The City of New York. Under the indenture, we will waive any immunity from the jurisdiction of these courts to which we might be entitled in any action based on these debt securities.

Recovery and Resolution Matters

Directive 2014/59/EU (as amended, supplemented or replaced from time to time including without limitation by Directive (EU) 2019/879), also known as the European Bank Recovery and Resolution Directive, provides an EU-wide framework for the recovery and resolution of credit institutions and investment firms, their subsidiaries and certain holding companies. The BRRD requires all Member States to provide their relevant resolution authorities with a set of tools to intervene sufficiently early and quickly in an unsound or failing institution so as to ensure the continuity of the institution’s critical financial and economic functions, while minimizing the impact of an institution’s failure on the broader economy and financial system.

In Sweden, the requirements of the BRRD are implemented into national law, inter alia, by the Resolution Act. The Resolution Act confers substantial powers on the Swedish National Debt Office and the SFSA to enable it to take a range of actions in relation to Swedish financial institutions that are considered to be at risk of failing. The Resolution Act includes the introduction of the bail-in tool and a requirement for the terms of debt instruments that are not governed by the law of a EEA jurisdiction (including the notes) to contain a contractual clause whereby the holders of debt instruments recognize the applicability of the bail-in powers to instruments. For more information on the contractual recognition of the bail-in tool, see “—Agreement with Respect to the Exercise of Bail-in Power.”

Under the Resolution Act, substantial powers are granted to the Swedish National Debt Office (in certain circumstances, in consultation with the SFSA). These powers enable the Swedish National Debt Office to implement resolution measures with respect to a relevant Swedish entity in circumstances in which the Swedish National Debt Office considers the failure of the relevant entity has become highly likely and a threat is posed to the public interest. The stabilization options available to the Swedish National Debt Office (all of the below except for (v), which is available to the Swedish Government) provide for:

(i)	private sector transfer of all or part of the business of the relevant entity;

(ii)	transfer of all or part of the business of the relevant entity to a “bridge bank”;

(iii)	transfer to an asset management vehicle;

(iv)	the bail-in tool; and

(v)	temporary public ownership (nationalization) of the relevant entity.

Each of these stabilization options is achieved through the exercise of one or more “stabilization powers,” which include (i) the power to make share transfer orders pursuant to which all or some of the securities issued by a Swedish entity may be transferred to a commercial purchaser, a bridge bank or the Swedish government; (ii) the resolution instrument power that includes the exercise of the bail-in tool; (iii) the power to transfer all or some of the property, rights and liabilities of a Swedish entity to a commercial purchaser or the Swedish National Debt Office; and (iv) the third country instrument powers that recognize the effect of similar special resolution action taken under the law of a country outside the EU. A share transfer order can extend to a wide range of securities, including shares and bonds issued by a Swedish entity and warrants for those shares and bonds, and could, therefore, apply to the notes. In addition, the Resolution Act grants powers to modify contractual arrangements in certain circumstances and powers to suspend enforcement or termination rights that might be invoked as a result of the exercise of the resolution powers. The resolution powers are designed to be triggered prior to insolvency of an issuer.

The stabilization options are intended to be used prior to the point at which any insolvency proceedings with respect to the relevant entity could have been initiated. The purpose of the stabilization options is to address the situation where all or part of a business of a relevant entity has encountered, or is likely to encounter, financial difficulties, giving rise to wider public interest concerns. Accordingly, the stabilization options may be exercised if the Swedish National Debt Office determines that: (i) a relevant entity is failing or is likely to fail; (ii) it is not reasonably likely that any action will be taken to avoid the entity’s failure (other than pursuant to the other stabilization powers under the Resolution Act); (iii) the exercise of the stabilization powers are necessary, taking into account certain public interest considerations such as the stability of the Swedish financial system, public confidence in the Swedish banking and resolution systems and the protection of depositors (also regulated by the SFSA); and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. The use of different stabilization powers is also subject to further “specific conditions” that vary according to the relevant stabilization power being used.

The Swedish National Debt Office is not required to provide any advance notice to holders of the notes of its decision to exercise any resolution power. Holders of the notes may have only very limited rights to challenge or seek a suspension of any decision of the Swedish National Debt Office to exercise its resolution powers (including the Bail-in Power) or to have that decision reviewed by a judicial or administrative process or otherwise.

The Swedish National Debt Office may exercise the Bail-in Power to enable it to recapitalize an institution in resolution by allocating losses to its shareholders and unsecured creditors (which include holders of the notes) in a manner that (i) ought to respect the hierarchy of claims in an ordinary insolvency and (ii) is consistent with shareholders and creditors not receiving a less favorable treatment than they would have received in ordinary insolvency proceedings of the relevant entity. Insured deposits and liabilities to the extent they are secured are among the liabilities excluded from the scope of the Bail-in Power.

The Bail-in Power includes the power to cancel a liability or modify the terms of contracts for the purposes of reducing or deferring the liabilities of the relevant entity under resolution and the power to convert a liability from one form or class to another. The exercise of such powers may result in the cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the notes and/or the conversion of all or a portion of the principal amount of, interest on, or any other amounts payable on, the notes into shares or other securities or other obligations of SEK or another person, including by means of a variation to the terms of the notes, in each case, to give effect to the exercise by the Swedish National Debt Office of that power.

On 20 June 2023, the Swedish National Debt Office determined that it does not consider there to be grounds for managing SEK through resolution in the event of a crisis. The Swedish National Debt Office’s current view is that if SEK was to default, its failure would not precipitate significant disruption in the financial system, and SEK can therefore be managed through bankruptcy or liquidation in such event. This position is reviewed by the Swedish National Debt Office on an annual basis but the Swedish National Debt Office can amend its decision at any time. This position is therefore subject to change in the future.

In the event the Swedish National Debt Office changes its view in relation to SEK and determines that it should be managed through resolution in the event of a crisis and where the conditions for intervention under the Resolution Act and the use of the Bail-in Power have been met, the Swedish National Debt Office would be expected to exercise these powers without the further consent of the holders of the notes.

Agreement with Respect to the Exercise of Bail-in Power

In accordance with the Resolution Act, the terms of the notes include the following contractual recognition of the exercise of the Bail-in Power (as defined below) by the Swedish National Debt Office:

By its acquisition of the notes, each holder of the notes acknowledges, agrees to be bound by, and consents to the exercise of, any Bail-in Power by the Swedish National Debt Office that may result in the cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the notes and/or the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the notes into shares or other securities or other obligations of SEK or another person, including by means of a variation to the terms of the notes, in each case, to give effect to the exercise by the Swedish National Debt Office of such Bail-in Power. Each holder of the notes further acknowledges and agrees that the rights of the holders of the notes are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Bail-in Power by the Swedish National Debt Office.

For purposes of the notes, a “Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Sweden in effect and applicable in Sweden to SEK, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of the BRRD and/or within the context of a Swedish resolution regime under the Resolution Act, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person.

If any notes provide for the delivery of property, any reference in this prospectus supplement, the accompanying prospectus, and the relevant pricing supplement to payment by SEK under the notes will be deemed to include such delivery of property.

No repayment of the principal amount of the notes or payment of interest on, or any other amount payable on, the notes shall become due and payable after the exercise of any Bail-in Power by the Swedish National Debt Office unless such repayment or payment would be permitted to be made by SEK under the laws and regulations of Sweden and the EU applicable to SEK.

By its acquisition of the notes, each holder of the notes, to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in accordance with the exercise of the Bail-in Power by the Swedish National Debt Office with respect to the notes.

Upon the exercise of the Bail-in Power by the Swedish National Debt Office with respect to the notes, SEK shall provide a written notice to DTC as soon as practicable regarding such exercise of the Bail-in Power for purposes of notifying holders of such occurrence. SEK shall also deliver a copy of such notice to the trustee for information purposes.

Under the terms of the notes, the exercise of the Bail-in Power by the Swedish National Debt Office with respect to the notes will not be a default or an Event of Default (as each term is defined in the indenture).

By its acquisition of the notes, each holder of the notes acknowledges and agrees that the exercise of the Bail-in Power by the Swedish National Debt Office with respect to the notes shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Our obligations to indemnify the trustee in accordance with Section 607 of the Indenture shall survive the exercise of the Bail-in Power by the Swedish National Debt Office with respect to any notes.

By its acquisition of the notes, each holder of the notes acknowledges and agrees that, upon the exercise of any Bail-in Power by the Swedish National Debt Office with respect to the notes, (a) the trustee shall not be required to take any further directions from holders of the notes under Section 512 (Control by Holders) of the Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the notes to direct certain actions relating to the notes, and (b) the Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any Bail-in Power by the Swedish National Debt Office. Notwithstanding the foregoing, if, following the completion of the exercise of the Bail-in Power by the Swedish National Debt Office in respect of the notes, the notes remain outstanding (for example, if the exercise of the Bail-in Power results in only a partial write-down of the principal of such notes), then the trustee’s duties under the Indenture shall remain applicable with respect to the notes following that completion to the extent that we and the trustee shall agree pursuant to a supplemental indenture.

By its acquisition of the notes, each holder of the notes shall be deemed to have (a) consented to the exercise of any Bail-in Power as it may be imposed without any prior notice by the Swedish National Debt Office of its decision to exercise that power with respect to the notes and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the notes to take any and all necessary action, if required, to implement the exercise of any Bail-in Power with respect to the notes as it may be imposed, without any further action or direction on the part of that holder or the trustee.

If, under the terms of the relevant notes, we have elected or are required to redeem the notes, or if you have exercised an option to require us to repurchase the notes, but, in each case, prior to the payment of the redemption or repurchase amount with respect to that redemption or repurchase the Swedish National Debt Office exercises its Bail-in Power in respect of the notes, the relevant redemption or repurchase notice, if any, shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount or repurchase amount will be due and payable.

For the avoidance of doubt, references to “you” and “holder” in this prospectus supplement include beneficial owners of the notes.

Subsequent Holders’ Agreement

Holders of the notes that acquire those notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of the notes that acquire the notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the notes, including in relation to the Bail-in Power.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in notes and are a U.S. holder. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. You will be a U.S. holder if you are a beneficial owner of the notes and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the notes. This summary deals only with U.S. holders that hold notes as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, certain short-term holders of the notes, persons that will hedge their exposure to the notes or will hold notes as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization, entities taxed as partnerships or the partners therein, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year or persons whose “functional currency” is not the U.S. dollar. U.S. holders should be aware that the U.S. federal income tax consequences of holding notes may be materially different for investors described in the prior sentence. In addition, this discussion does not address consequences arising under state, local or foreign tax laws, alternative minimum taxes, the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code.

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

You should consult your tax adviser about the tax consequences of holding notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

You should be aware that the U.S. federal income tax considerations in this prospectus supplement may be modified or superseded by U.S. federal income tax considerations discussed in the product supplement and/or pricing supplement relating to a specific issuance of notes. You should read any such tax considerations when considering an investment in the notes.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a note will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a note in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, you will accrue interest income on foreign currency notes in the relevant foreign currency, and will translate the amount so accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, based on the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service (the “IRS”). If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to pre-issuance accrued interest will generally not be includable in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date you acquired the note and the first interest payment date. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the note.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a note generally will equal the cost of the note to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium (each as described below) and any payments other than payments of qualified stated interest made on the note. If you purchase a note that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency note is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the note by translating the amount of the foreign currency that you paid for the note at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a note, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

When you sell or exchange a note, or if a note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under “Payments or Accruals of Interest”) and your tax basis in the note. If you sell or exchange a note for a foreign currency, or receive foreign currency on the retirement of a note, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency note is disposed of or retired. If you dispose of a foreign currency note that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term notes (as defined below) and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the note. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the note.

Original Issue Discount

If we issue notes at a discount from their “stated redemption price at maturity” (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the notes multiplied by the number of full years to their maturity (the “de minimis threshold”), such notes will be “original issue discount notes.” The difference between the issue price and the stated redemption price at maturity of the notes will be the “original issue discount.” The “issue price” of the notes will be the first price at which a substantial amount of the notes are sold to the public (i.e., excluding sales of notes to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the notes other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of a note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that note for all days during the taxable year that you own the note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the note and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

The “adjusted issue price” of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the note to equal the issue price. In the case of an original issue discount note that is a floating rate note, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the note. Additional rules may apply if interest on a floating rate note is based on more than one interest index.

As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount you paid for the note) under the constant yield method described above. If you purchase notes at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under the “—Premium” and “—Market Discount”) to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

In the case of an original issue discount note that is also a foreign currency note, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (ii) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under “—Payments or Accruals of Interest.” Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency note, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. All payments on an original issue discount note, other than payments of qualified stated interest, will generally be viewed first as payment of previously accrued original issue discount to the extent thereof, with payments attributable first to the earliest accrued original issue discount, and then as payments of principal. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount of original issue discount accrued (using the exchange rate applicable to such previous accrual).

If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the note’s issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. On the other hand, if you acquired an original issue discount note at a price that was less than its adjusted issue price by at least 0.25% of its adjusted issue price multiplied by the number of remaining whole years to maturity, the market discount rules discussed below also will apply.

Floating rate notes generally will be treated as “variable rate debt instruments” under U.S. Treasury regulations dealing with original issue discount notes Accordingly, the stated interest on a floating rate note generally will be treated as “qualified stated interest” and such a note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a “variable rate debt instrument,” the note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such notes in the pricing supplement.

Certain notes may be redeemed prior to their stated maturity, either at the option of the Company or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the pricing supplement. Notes containing these features, in particular original issue discount notes may be subject to special rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about their treatment since the tax consequences of investing in original issue discount notes will depend, in part, on the particular terms and features of those notes.

If a note provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a note with interest that is generally paid on an annual basis), then stated interest on the note will not qualify as “qualified stated interest” under the applicable U.S. Treasury regulations. As a result, the note would be an original issue discount note. In that event, among other things, you will be required to accrue stated interest on the note under the original issue discount rules described above if you are a cash-basis holder, and you will in all cases be required to accrue original issue discount that would otherwise fall under the de minimis threshold.

Short-Term Notes

The rules described above also will generally apply to original issue discount notes with maturities of one year or less (“short-term notes”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, and treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the note during the period you held the note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the Maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any “acquisition discount” with respect to the note on a current basis acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term notes.

Premium

If you purchase a note at a cost greater than the note’s remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency note, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency note based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date the holder acquired the note. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize premium and you hold the note to Maturity, you generally will be required to treat the premium as capital loss when the note matures.

Market Discount

If you purchase a note at a price that is lower than the note’s remaining redemption amount (or in the case of an original issue discount note, the note’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency note in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the note.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Notes and Other Notes Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. Moreover, in the case of notes that do not qualify as debt instruments for U.S. federal income tax purposes (e.g., because of the possibility of the investor losing all or a substantial portion of the principal payable on the maturity date), the tax treatment of such notes is uncertain and could differ from the tax consequences described above. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations and indexed notes in the pricing supplement.

Foreign Currency Notes and Reportable Transactions

A U.S. holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. You may be required to treat a foreign currency exchange loss relating to a foreign currency note as a reportable transaction if the loss exceeds U.S.$50,000 in a single taxable year if you are an individual or trust, or higher amounts for other U.S. holders. In the event the acquisition, ownership or disposition of a foreign currency note constitutes participation in a “reportable transaction” for purposes of these rules, you will be required to disclose its investment to the IRS, currently on Form 8886. Prospective purchasers should consult their tax advisors regarding the application of these rules to the acquisition, ownership or disposition of foreign currency notes.

Specified Foreign Financial Assets

Individual U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000 on the last day of the taxable year or US$75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include notes issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. You may be subject to substantial penalties if you fail to report the required information. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the notes, including the application of the rules to their particular circumstances.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with note payments made to certain United States taxpayers. If you are a United States taxpayer, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes. If you are not a United States taxpayer, you may have to comply with certification procedures to establish that you are not a United States taxpayer in order to avoid information reporting and backup withholding tax requirements. The amount of any backup withholding from a payment to a U.S. or non-U.S. taxpayer will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Pursuant to U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), holders and beneficial owners of the notes may be required to provide to a financial institution in the chain of payments on the notes information and tax documentation regarding their identities, and in the case of a holder that is an entity, the identities of their direct and indirect owners, and this information may be reported to relevant tax authorities, including the IRS. Moreover, we, the paying agents, and other financial institutions through which payments are made, may be required to withhold U.S. tax at a 30% rate on “foreign passthru payments” (a term not yet defined) paid to an investor who does not provide information sufficient for the institution to determine whether the investor is a U.S. person or should otherwise be treated as holding a “United States account” of the institution, or to an investor that is, or holds the notes directly or indirectly through, a non-U.S. financial institution that is not in compliance with FATCA. Under a grandfathering rule, this withholding tax will not apply unless the notes are issued or materially modified after the date that is six months after the date on which final United States Treasury Regulations defining the term “foreign passthru payment” are filed with the United States Federal Register. If U.S. withholding tax were to be deducted or withheld from payments on any tranche of notes as a result of a failure by an investor (or by an institution through which an investor holds the notes) to comply with FATCA, neither we nor any paying agent nor any other person would, pursuant to the terms of the notes, be required to pay additional amounts as a result of the deduction or withholding of such tax. These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country. Prospective investors should consult their own tax advisers about how FATCA may apply to their investment in the notes.

PLAN OF DISTRIBUTION

Distribution

We may offer the notes on a continuous basis through agents that have agreed to use their reasonable best efforts to solicit orders. The terms and conditions contained in the agency agreement, dated November 2, 2023 (the “Agency Agreement”), and any terms agreement entered into thereunder will govern these selling efforts. The agents who have entered into this agreement with us are listed on page S-3.

We will pay the agents a commission that will be negotiated at the time of sale. Generally, the commission will take the form of a discount, which may vary based on the maturity of the notes offered and is expected to range from 0.075% to 0.200% of the principal amount (but may be outside that range, and will, in any event, be specified in the applicable pricing supplement).

In addition to the agents listed on page S-3, we may sell notes through other agents who execute the forms and receive the confirmations required by the Agency Agreement. The applicable pricing supplement will specify the agents and their commission.

We have the right to accept orders or reject proposed purchases in whole or in part. The agents also have the right, using their reasonable discretion, to reject any proposed purchase of notes in whole or in part.

We may also sell notes to agents as principal, i.e., for their own accounts. These notes may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices. The pricing supplement relating to these notes will specify the purchase price paid by the agents and, if the notes are to be resold at a fixed public offering price, the initial public offering price and the underwriting discounts and commissions. Unless the pricing supplement specifies otherwise, any note purchased by an agent as principal will be purchased at 100% of the principal amount of the note minus a percentage equal to the commission applicable to an agency sale of a note of identical maturity. These notes may be sold to other dealers. The agents and dealers may allow concessions, which will be described in the pricing supplement. Such concessions may not be in excess of those concessions received by such agent from us. After the initial public offering of the notes, the public offering price, the concession and the discount may be changed.

The notes will generally not have an established trading market when issued. The agents may make a market in the notes, but are not obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary market will be established for any tranche of notes, or that any of them will be sold. The notes will not be listed on any securities exchange, unless otherwise indicated in the pricing supplement.

In order to facilitate the offering of the notes, the stabilizing manager or any person acting for the stabilizing manager may engage in transactions with a view to supporting the market price of the notes issued under the program at a level higher than that which might otherwise prevail for a limited period after the issue date. In particular, the stabilizing manager or any person acting for it may:

•	over-allot in connection with the offering, i.e., offer and apportion more of the notes than the agents have, creating a short position in the notes for their own accounts;

•	bid for and purchase notes in the open market to cover over-allotments or to stabilize the price of the notes; or

•	if the stabilizing manager or any person acting on its behalf repurchases previously-distributed notes, reclaim selling concessions which they gave to dealers when they sold the notes.

Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The stabilizing manager or any person acting on its behalf are not required to engage in these activities, and, if they do, they may discontinue them at any time and they must be brought to an end after a limited period. Such stabilizing shall be in compliance with all applicable laws, regulations and rules.

We may agree to reimburse the agents for certain expenses incurred in connection with the offering of the notes. The agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of business.

We have agreed to indemnify the agents against certain liabilities, including certain liabilities under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The agents, whether acting as agent or principal, and any dealer that offers the notes, may be deemed to be “underwriters” within the meaning of the Securities Act.

Some of the agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the agents or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A form of pricing supplement is attached as Annex A to this prospectus supplement.

Selling Restrictions

Each of the agents has represented and agreed, and each further agent appointed under the tranche will be required to represent and agree, that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the terms agreement. Any underwriter that is not a U.S. registered broker-dealer with the SEC will only make sales of Notes in the United States through one or more SEC-registered broker-dealers in compliance with the applicable U.S. securities laws and regulations and the rules of the Financial Industry Regulatory Authority, Inc.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in any Member State of the European Economic Area (each, a “Relevant State”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MIFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129 (EU) (as amended or superseded, the “Prospectus Regulation”). The expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in a Relevant State has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in a Relevant State may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. The issuer of the notes is not a reporting issuer in any province or territory of Canada, there currently is no public market in Canada for such notes and one may never develop. Any resales of the notes must therefore be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws. These resale restrictions may under certain circumstances apply to resales of the notes outside of Canada.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the agents, to the extent applicable, may not be required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering. In addition to the foregoing, by purchasing the notes, investors in Canada will also be deemed to have acknowledged and consented to certain prescribed disclosure regarding the investors and their purchase of the notes which may be required to be provided to the applicable Canadian securities regulators.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus are for distribution only to persons who (a) are outside the Dubai International Financial Centre, (b) are persons who meet the Professional Client criteria set out in Rule 2.3.4 of the DFSA Conduct of Business Module or (c) are persons to whom an invitation or inducement in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph).

This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes relates to an “exempt offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). Any offering of notes under this prospectus supplement and the accompanying prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. This prospectus supplement and the accompanying prospectus must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectus. The notes which may be offered under this prospectus supplement and the accompanying prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

France

This offering document has not been submitted to the French Autorité des marchés financiers (“AMF”) for prior approval or otherwise.

Each agent has represented and agreed, and each further agent appointed under a tranche will be required to represent and agree, that it has offered or sold and will offer or sell, directly or indirectly, notes to the public in France, and has distributed or caused to be distributed and will distribute or cause to be distributed to the public in France, this prospectus supplement and the accompanying prospectus, or any other offering material relating to the notes, and that such offers, sales and distributions have been and will be made in France only to (a) qualified investors (investisseurs qualifiés) within the meaning of Article 2(e) of Regulation 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (the “EU Prospectus Regulation”), (b) a restricted group of investors (cercle restreint d’investisseurs) acting for their own account and/or (c) other investors in circumstances which do not require the publication by the offeror of a prospectus or of a summary information document (document d’information synthétique) pursuant to the French Code monétaire et financier and the Règlement général of the AMF all as defined in, and in accordance with, Articles L.411-2 and L.411-2-1 and Articles D.411-2 to D.411-4 of the French Code monétaire et financier, the Règlement général of the AMF and other applicable regulations such as the EU Prospectus Regulation.

The direct or indirect resale of notes to the public in France may be made only as provided by, and in accordance with, Articles L.411-1, L.411-2, L.411-2-1 and L.621-8 to L.621-8-2 of the French Code monétaire et financier and Articles 5 and seq. of the EU Prospectus Regulation.

Hong Kong

The notes (except for the notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”)) may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to any offer. If you are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.

Italy

The offering of the notes has not been registered with the Commissione Nazionale per le Società e la Borsa (CONSOB), in accordance with Italian securities legislation. Accordingly, the notes may not, and will not, be offered, sold or delivered and copies of this prospectus supplement (together with the accompanying prospectus) or any other document relating to the notes may not, and will not, be distributed in Italy except (i) to qualified investors (investitori qualificati) pursuant to Article 2 of Regulation (EU) No. 1129 of 14 June 2017 (the “Prospectus Regulation”) and any application provision of Legislative Decree No. 58 of 24 February 1998, as amended (the “Consolidated Financial Services Act”) and CONSOB Regulation No. 11971 of 14 May 1999, as amended (the “Issuers’ Regulation”); or (ii) in any other circumstances where an express exemption from compliance with the restrictions on offers to the public applies, including, without limitation, as provided under Article 1 of the Prospectus regulation and Article 34-ter of the Issuers’ Regulation.

Any offer, sale or delivery of the notes or distribution of copies of this prospectus supplement (together with the accompanying prospectus) or any other document relating to the notes in Italy under (i) or (ii) above must be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations and, in particular, must be made: (i) by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with the Consolidated Financial Services Act, CONSOB Regulation No. 20307 of February 15, 2018 and Legislative Decree No. 385 of September 1, 1993 (the “Italian Banking Law”), each as amended from time to time; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the offering or issue of securities in Italy; and (iii) in compliance with any other applicable laws and regulations or requirement that may be, from time to time, imposed by the Bank of Italy, CONSOB or any other Italian authority.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the “FIEA.” The notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Act (Law No. 228 of 1949, as amended)) (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and other relevant laws, regulations and ministerial guidelines of Japan.

Singapore

Each agent has acknowledged that this prospectus supplement (together with the accompanying prospectus) has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each agent has represented, warranted and agreed, and each further agent appointed under a tranche will be required to represent, warrant and agree, that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement (together with the accompanying prospectus) or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in any notes. The notes have not been and will not be publicly offered, sold or advertised, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) except (i) to investors that qualify as professional clients within the meaning of the FinSA or (ii) in any other circumstances falling within article 36 para. 1 of the FinSA. The notes have not been and will not be admitted to any trading venue, exchange or multilateral trading facility in Switzerland. Neither the prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA. The prospectus supplement and the accompanying prospectus have not been and will not be reviewed or approved by a Swiss review body and does not comply with the disclosure requirements applicable to a prospectus pursuant to the FinSA. Neither the prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, (a) the expression “UK retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, varied, superseded or substituted from time to time, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; and (b) the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”) from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Order (as defined in “About this Prospectus Supplement” above) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each agent has represented, warranted and agreed, and each further agent appointed under a tranche will be required to represent, warrant and agree, that:

(a)	in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FMSA (as defined in “About this Prospectus Supplement” above) by SEK;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of notes which are the subject of the offering contemplated by this supplement in circumstances in which Section 21(1) of the FSMA does not apply to SEK; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

ANNEX A
FORM OF PRICING SUPPLEMENT

[FORM OF PRICING SUPPLEMENT] [This form may be modified as necessary for each issuance of notes.]

PRICING SUPPLEMENT No. [H-          ]

(To Prospectus dated November 2, 2023 and
Prospectus Supplement dated November 2, 2023)

[Principal Amount]	[Face Amount]

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)
(Swedish Export Credit Corporation)
(Incorporated In Sweden With Limited Liability)

[TITLE OF ISSUE]
[MATURITY DATE]

[Issue Price: [       ]]

Medium-Term Notes, Series H
Due Nine Months or More From Date of Issue

The notes are issued by Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation). The notes will mature on [MATURITY DATE]. [The notes will not be redeemable before maturity except for tax reasons] [and] [will not be entitled to the benefit of any sinking fund].

[Interest on the notes will be payable on each [MONTH/DATE] and each [MONTH/DAY] and at maturity.]

[The notes will not be listed on any securities exchange.]

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined whether this pricing supplement or the related prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public		Discounts and Commissions		Proceeds, before expenses
Per Note	[ ]	%	[ ]	%	[ ]	%
Total	[ ]		[ ]		[ ]

[If you purchase any of the notes, you will also be required to pay accrued interest from [ISSUE DATE] if we deliver the notes after that date.]

[AGENT[S]] expect to deliver the notes to investors on or about [CLOSING DATE] [through the facilities of [NAME OF DEPOSITARY].

[AGENT[S]]
The date of this pricing supplement is [DATE].

ABOUT THIS PRICING SUPPLEMENT

This pricing supplement is a supplement to:

•	the accompanying prospectus supplement dated November 2, 2023 relating to an unlimited aggregate principal amount of our medium-term notes, series H, due nine months or more from date of issue and

•	the accompanying prospectus dated November 2, 2023 relating to our debt securities.

If the information in this pricing supplement differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement.

You should read this pricing supplement along with the accompanying prospectus supplement and prospectus. All three documents contain information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this pricing supplement, the prospectus and the prospectus supplement. We have not authorized anyone else to provide you with different information. We and the purchasers are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is current only as of its date.

This pricing supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which it is unlawful for such person to receive or make such an offer. The offer or sale of notes may be restricted by law in certain jurisdictions, and you should inform yourself about, and observe, any such restrictions.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

The notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (the “EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of MiFID II; (b) a customer within the meaning of the Insurance Distribution Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into account the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act, 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and, therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This document is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them. This means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents;

•	information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

•	information that we file with the SEC and which we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

[We incorporate by reference the documents listed below, which we filed with or furnished to the SEC under the Securities Exchange Act of 1934:

•	our annual report on Form 20-F for the fiscal year ended December 31, [YEAR], which we filed with the SEC on [DATE] [and]

•	[our report on Form 6-K, which we furnished to the SEC on [DATE].]

We [also] incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until we terminate the offering:

•	any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this prospectus; and

•	reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Aktiebolaget Svensk Exportkredit (publ)
(Swedish Export Credit Corporation)
Fleminggatan 20
SE-112 26 Stockholm, Sweden
Tel: +46-8-613-8300

DESCRIPTION OF THE NOTES

We will issue the notes under the indenture, as supplemented by the first supplemental indenture, the second supplemental indenture, the third supplemental indenture, the fourth supplemental indenture, the fifth supplemental indenture and the sixth supplemental indenture. The information contained in this section and in the prospectus supplement and the prospectus summarizes some of the terms of the notes and the indenture, as supplemented. This summary does not contain all of the information that may be important to you as a potential investor in the notes. You should read the indenture, the supplemental indentures and the form of the notes before making your investment decision. We have filed copies of these documents with the SEC and we have filed or will file copies of these documents at the offices of the trustee and the paying agent(s).

Aggregate Principal Amount:	[ ]
Issue Price:	[ ]%
Original Issue Date:	[ ]
Maturity Date:	[ ]
Specified Currency:	[ ]
Authorized Denominations:	[ ]
Form:	[ ]
Interest Rate:	[Floating/[ ]% per annum/Other]
Interest Payment Dates:	[ ]
Regular Record Dates:	[ ]
Floating Rate Notes:
Base Rate:	—[Compound Daily SOFR] [SOFR Compounded Index][Weighted Average SOFR] —[Commercial Paper Rate] —[Treasury Rate] —[Federal Funds Rate] —[Other]
Index Maturity:	[ ][Not Applicable]
Initial Interest Rate:	[ ][Not Applicable]
Spread (+/–) or Spread Multiplier:	[ ]
Interest Reset Dates:	[ ]
Interest Determination Dates:	[ ] (for SOFR, to align with ‘p’)

'p':	[ ][Not Applicable]
Observation Method:	[Lookback/Observation Period shift][Not Applicable]
Maximum Interest Rate:	[Specify] [None; provided, however, that in no event will the interest rate be higher than the maximum rate permitted by New York law, as modified by United States law of general application]
Minimum Interest Rate:	[ ]
Day Count Fraction:	[ ]
Optional Redemption:	☐ Yes ☐ No
[Initial Redemption Date:]	[ ]
Optional Repayment:	☐ Yes ☐ No
Indexed Note:	☐ Yes ☐ No
Foreign Currency Note:	☐ Yes ☐ No
Purchasers:	[ ]
Purchase Price:	[ ]%
[Net Proceeds, after Commissions, to us:]	[ ]
Closing Date:	[ ]
Method of Payment:	[ ]
Listing, if any:	[ ]
Securities Codes:	[ ]
Trustee:	The Bank of New York Mellon Trust Company, N.A.
Paying Agent:	[ ]
[Luxembourg Paying Agent:]	[ ]
Calculation Agent:	[ ]
Exchange Rate Agent:	[ ]
Transfer Agent:	[ ]

Further Issues:	We may from time to time, without the consent of existing holders, create and issue further notes having the same terms and conditions in all respects as the notes being offered hereby, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes. Any additional notes issued in this manner shall be issued under a separate CUSIP or ISIN number unless the additional notes are issued pursuant to a “qualified reopening” of the original tranche, are otherwise treated as part of the same “issue” of debt instruments as the original tranche or are issued with no more than a de minimis amount of original discount, in each case for U.S. federal income tax purposes.
Payment of Principal and Interest:	[ ]
Governing Law:	The notes will be governed by, and construed in accordance with, New York law, except that provisions that govern the ranking of the notes, that exclude (or otherwise govern) rights of set-off and matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden. Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden.
Consent to Bail-in Power:	By investing in this offering, you acknowledge, agree to be bound by, and consent to the exercise of any Bail-in Power (as defined under “Description of the Notes—Agreement with Respect to the Exercise of Bail-in Power”) by the Swedish National Debt Office, the Swedish resolution authority. All payments are subject to the exercise of any Bail-in Power by the relevant Swedish resolution authority.
Under the Resolution Act (as defined under “Description of the Notes—Recovery and Resolution Matters”), the Swedish National Debt Office may exercise a Bail-in Power under certain conditions which include that authority determining that: (i) a relevant entity is failing or is likely to fail; (ii) it is not reasonably likely that any action will be taken to avoid the entity’s failure (other than pursuant to the other stabilization powers under the Resolution Act); (iii) the exercise of the stabilization powers are necessary, taking into account certain public interest considerations such as the stability of the Swedish financial system, public confidence in the Swedish banking and resolution systems and the protection of depositors (also regulated by the Swedish Financial Supervisory Authority (the “SFSA”)); and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the Swedish National Debt Office would assess these conditions in deciding whether to exercise any Bail-in Power.

The Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the notes, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the notes, including principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the notes. Accordingly, if any Bail-in Power is exercised, you may lose all or a part of the value of your investment in the notes or receive a different security, which may be worth significantly less than the notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the Swedish National Debt Office may exercise its authority to implement the Bail-in Power without providing any advance notice to the holders of the notes. By your acquisition of the notes, you acknowledge, agree to be bound by, and consent to the exercise of any Bail-in Power by the relevant resolution authority. The exercise of any Bail-in Power with respect to the notes will not be a default or an Event of Default (as each term is defined in the indenture relating to the notes). The trustee will not be liable for any action that the trustee takes, or abstains from taking, in accordance with the exercise of the Bail-in Power with respect to the notes. Your rights as a holder of the notes are subject to, and will be varied, if necessary, so as to give effect to the exercise of any Bail-in Power by the Swedish National Debt Office.
This is only a summary. For more information, see “Description of the Notes—Recovery and Resolution Matters” and “Description of the Notes—Agreement with Respect to the Exercise of Bail-in Power,” beginning on pages S-41 and S-43 of the prospectus supplement, respectively.
Further Information:	[ ]
Advertisement:	The Prospectus Supplement, when published, will be available at https://live.euronext.com/.
[OTHER]

PLAN OF DISTRIBUTION

[Describe distribution arrangements, if applicable.] [[All] [A portion] of the Notes will be sold outside the United States.]

Prospectus

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)
(Swedish Export Credit Corporation)
(Incorporated in Sweden with limited liability)

Debt Securities

We, Aktiebolaget Svensk Exportkredit (publ), also known as Swedish Export Credit Corporation, or SEK, may from time to time offer and sell our debt securities in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus. We may sell debt securities having an unlimited aggregate initial offering price or aggregate principal amount in the United States. The debt securities will constitute direct, unconditional and unsecured indebtedness of SEK and, except as otherwise specified in the applicable prospectus supplement, will rank equally in right of payment among themselves and with all our existing and future unsecured and unsubordinated indebtedness, subject to applicable bankruptcy and similar laws affecting creditors’ rights generally and to general principles of equity.

We may sell the debt securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement(s).

You should read this prospectus and any supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in either of them is accurate as of any date other than the date on the front of such documents.

The debt securities will be obligations of SEK. No other company or entity will be responsible for payments under the debt securities. The debt securities will not be guaranteed by any other company or entity. No other entity or company will be liable to holders of the debt securities in the event SEK defaults thereunder. The debt securities will not be obligations of, or guaranteed by, the Kingdom of Sweden or any internal division or agency thereof, and will be subject, entirely and exclusively, to the credit risk of SEK itself. The debt securities offered hereby are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation, the deposit insurance fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide one or more prospectus supplements (which may include pricing supplements) that will contain specific information about the terms of that offering. Prospectus supplements (including pricing supplements) may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement (including any pricing supplement), you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them. This means:

●	incorporated documents are considered part of this prospectus;

●	we can disclose important information to you by referring you to those documents;

●	information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

●	information that we file with the SEC and which we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

We incorporate by reference:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2022, which we filed with the SEC on February 28, 2023 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

●	our reports on Form 6-K, furnished to the SEC on February 14, 2023, April 24, 2023, May 3, 2023, May 30, 2023, June 14, 2023, July 14, 2023, July 27, 2023, August 7, 2023, August 23, 2023, September 1, 2023, September 14, 2023, October 4, 2023 and October 18, 2023, in each case under the Securities Exchange Act of 1934.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until we terminate the offering:

●	any report on Form 6-K filed by us pursuant to the Exchange Act that indicates on its cover or inside cover page that we will incorporate it by reference in this prospectus (or any part of any such report that is indicated on the cover or inside cover page thereof to be incorporated by reference in this prospectus); and

●	reports filed under Sections 13(a), 13(c) or 15(d) of the Exchange Act.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Aktiebolaget Svensk Exportkredit (publ)
(Swedish Export Credit Corporation)
Fleminggatan 20
SE-112 26 Stockholm, Sweden
Tel: +46-8-613-8300

FORWARD-LOOKING STATEMENTS

The following documents relating to our debt securities may contain forward-looking statements:

●	this prospectus;

●	any prospectus supplement;

●	any pricing supplement to a prospectus supplement; and

●	the documents incorporated by reference in this prospectus and any prospectus supplement or pricing supplement.

We have based these forward-looking statements on our current expectations and projections about future events. These statements include but are not limited to:

●	statements regarding financial projections and estimates and their underlying assumptions;

●	statements regarding plans, objectives and expectations relating to future operations and services;

●	statements regarding the impact of regulatory initiatives on SEK’s operations;

●	statements regarding general industry and macroeconomic growth rates and SEK’s performance relative to them; and

●	statements regarding future performance.

Forward-looking statements generally are identified by the words “expect”, “anticipate”, “believe”, “intend”, “estimate”, “should”, and similar expressions.

Forward-looking statements are based on current plans, estimates and projections, and therefore readers should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and SEK undertakes no obligation to update any forward-looking statement in light of new information or future events, although SEK intends to continue to meet its ongoing disclosure obligations under the U.S. securities laws (such as the obligations to file annual reports on Form 20-F and reports on Form 6-K) and under other applicable laws. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and generally beyond SEK’s control. Readers are cautioned that a number of important factors could cause actual results or outcomes to differ materially from those expressed in, or implied by, forward-looking statements. These factors include, among others, the following:

●	disruptions in the financial markets or economic recessions (including as a result of geopolitical instability), have had an adverse effect on SEK's operations, and could have an adverse effect on SEK’s operations and financial performance;

●	SEK’s concentrated credit portfolio could have a material adverse effect on SEK’s business and/or its ability to repay its debts;

●	SEK is exposed to material operational risk, which could harm SEK’s business, financial performance or the ability to repay its debt;

●	a resurgence of the COVID-19 pandemic could have an adverse effect on SEK’s business and operations;

●	SEK may experience negative changes in the value of its assets or liabilities and may incur other losses related to volatile and illiquid market conditions;

●	losses could result from SEK’s derivatives used for hedging, and SEK’s hedging strategies may not be effective;

●	reduced access to international capital markets for the financing of SEK’s operations, or less favorable financing terms, may have a negative impact on SEK’s profitability and its ability to fulfil its obligations;

●	fluctuations in foreign currency exchange rates could harm SEK’s business;

●	SEK is exposed to environmental, social and governance matters, such as climate change, corruption and human rights issues;

●	developments in emerging market countries may result in credit losses for SEK on loans to customers in those countries; and

●	changes in laws, regulations or accounting standards may adversely affect SEK’s business.

In each case, on a local, regional, national and/or global basis. We assume no obligation to update any forward-looking information contained in these documents.

ENFORCEMENT OF LIABILITIES; SERVICE OF PROCESS

We are a public company incorporated in Sweden, and all of our directors and executive officers and the experts named herein are residents of countries other than the United States. A substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon such persons or to realize against them or us upon judgments of courts of the United States predicated upon civil liabilities under the U.S. Securities Act of 1933, as amended (the “Securities Act”). We have been advised by our Swedish counsel, Wistrand Advokatbyrå Stockholm KB, that there is doubt as to the enforceability of claims in Sweden in respect of liabilities predicated solely upon the Securities Act, whether or not such claims are based upon judgments of United States courts. We have consented to service of process in The City of New York for claims based upon the indenture (as discussed below) and the debt securities we may offer.

PROSPECTUS SUMMARY

General

This summary provides you with a brief overview of key information concerning SEK. This summary also provides you with a brief summary of the material terms of the debt securities we may offer, to the extent we know these material terms on the date of this prospectus. For a more complete understanding of the terms of the offered debt securities, and before making your investment decision, you should carefully read:

●	the remainder of this prospectus, which explains the general terms of the debt securities we may offer pursuant to this prospectus;

●	any prospectus supplement, which (1) explains the specific terms of the debt securities being offered and (2) updates and changes information in this prospectus; and

●	the documents referred to below under “Where You Can Find More Information.”

Swedish Export Credit Corporation

Swedish Export Credit Corporation is a “public limited liability company” within the meaning of the Swedish Companies Act (2005:551). We are wholly owned by the Swedish state through the Ministry of Finance (“Sweden” or the “State”).

The Swedish Export Credit Corporation was founded in 1962 in order to strengthen the competitiveness of the Swedish export industry by meeting a need for long-term credits for both exporters and their foreign customers. SEK’s objective is to engage in financing activities in accordance with the Swedish Banking and Financing Business Act and, in connection therewith, to promote the development of Swedish commerce and industry, as well as otherwise engaging in Swedish and international financing activities on commercial terms. The duration of the Swedish Export Credit Corporation is indefinite.

The following table contains certain of our key financial figures as of the dates and for the periods specified, as computed under International Financial Reporting Standards as issued by the International Accounting Standard Board (“IFRS”):

	As of and for the Year Ended December 31,
	2022	2021	2020

	(in millions of Skr)
Total assets	375,474	333,647	335,399
Total equity	21,575	20,808	20,064
Net profit (after taxes) (1)	1,166	1,034	968

(1)	The entire profit is attributable to our shareholder.

The Debt Securities We May Offer

We may use this prospectus to offer an unlimited amount of debt securities.

We will issue the debt securities under an indenture, dated as of August 15, 1991, as supplemented by a first supplemental indenture dated as of June 2, 2004, a second supplemental indenture dated as of January 30, 2006, a third supplemental indenture dated as of October 23, 2008, a fourth supplemental indenture dated as of March 8, 2010, a fifth supplemental indenture dated as of November 3, 2020 and a sixth supplemental indenture dated as of November 2, 2023 (together with the first supplemental indenture, the second supplemental indenture, the third supplemental indenture, the fourth supplemental indenture and the fifth supplemental indenture, the “supplemental indentures”), each between us and The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party), which serves as the trustee thereunder. The indenture provides that the debt securities may be issued at one time, or from time to time, in one or more series.

The prospectus supplement relating to any series (or tranche of a series) of debt securities will specify the terms of such debt securities.

General Indenture Provisions that Apply to the Debt Securities.

●	The indenture does not limit the amount of debt securities that may be issued thereunder or under any other debt instrument.

●	The indenture allows for different types of debt securities, such as fixed rate securities, floating rate securities and indexed securities, to be issued in one or more series. The indenture permits us to issue debt securities in book-entry and certificated form.

●	The indenture permits us to issue debt securities in currencies other than U.S. dollars.

●	The indenture allows us to merge or consolidate with another Swedish company, or convey all or substantially all of our assets to another Swedish company, so long as the transaction would not result in an event of default. If any such transaction occurs, the other company would be required to assume our obligations under the debt securities and the indenture. We would be released from all liabilities under the debt securities and the indenture when the other company assumed our responsibilities.

●	The indenture permits us to elect to redeem the debt securities of any series upon the occurrence of a change in Swedish tax law requiring us to withhold amounts payable on the debt securities in respect of Swedish taxes and, as a result, to pay additional amounts.

●	The indenture provides that the holders of a majority of the principal amount of the debt securities outstanding in any series may vote to change our obligations or your rights concerning those debt securities. However, changes to the financial terms of a debt security, including changes to the stated maturity date of any principal or interest, reductions in the principal amount or rate of interest or changing the place for payment of interest, cannot be made unless every holder of that security consents.

●	The indenture permits us to satisfy our payment obligations under any series of debt securities at any time by depositing with the trustee sufficient amounts of cash or U.S. government securities to pay our obligations under such series when due.

Events of Default

The indenture specifies that the following shall constitute events of default with respect to the debt securities of any series (unless the prospectus supplement otherwise provides):

●	we shall default for more than 15 days in any payment in respect of principal or for more than 30 days in any payment in respect of interest which is due and payable in respect of any debt security of such series; or

●	a court or agency or supervisory authority in the Kingdom of Sweden (having jurisdiction in respect of the same) has instituted a proceeding or entered a decree or order for the appointment of a receiver or liquidator in any insolvency, rehabilitation, readjustment of debt, marshalling of assets and liabilities, or similar arrangements involving us or all or substantially all of our property and such proceeding, decree or order has not been vacated or has remained in force undischarged or unstayed for a period of 60 days; or

●	we shall file a petition to take advantage of any insolvency statute or voluntarily suspend payment of our obligations.

The holders of a majority of the principal amount of outstanding debt securities of a series may, on behalf of all holders of outstanding debt securities of such series, waive a past event of default. However, no such waiver is permitted for a default in payment of principal, premium or interest in respect of any debt security of such series.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we will use the net proceeds from the sale of debt securities for general business purposes.

CAPITALIZATION

The following table sets out our unaudited consolidated capitalization as of September 30, 2023. This table should be read in conjunction with the financial statements referred to elsewhere in this document.

(Skr millions)	As of September 30, 2023
Senior debt:
Long-term	259,744
Short-term	101,646
Total senior debt(1), (2)	361,390

Subordinated debt:
Long-term	-
Short-term	-
Total subordinated debt(1)	-

Equity:
Share capital (3,990,000) shares issued and paid-up, par value Skr 1,000(3)	3,990
Reserves	-118
Retained earnings	18,726
Total	22,598
Total capitalization	383,988

(1)	At September 30, 2023, our consolidated group had no contingent liabilities. Other than that disclosed herein, we had no other indebtedness as at September 30, 2023.

(2)	Unguaranteed and unsecured.

(3)	In accordance with our Articles of Association, SEK’s share capital shall neither be less than Skr 1,500 million nor more than Skr 6,000 million.

There has been no material change in SEK’s capitalization, indebtedness, contingent liabilities and guarantees since September 30, 2023.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued under an indenture, dated as of August 15, 1991, as supplemented by a first supplemental indenture dated as of June 2, 2004 a second supplemental indenture dated as of January 30, 2006, a third supplemental indenture dated as of October 23, 2008, a fourth supplemental indenture dated as of March 8, 2010, a fifth supplemental indenture dated as of November 3, 2020 and a sixth supplemental indenture dated as of November 2, 2023 (the "sixth supplemental indenture" and, together with the first supplemental indenture, the second supplemental indenture, the third supplemental indenture, the fourth supplemental indenture and the fifth supplemental indenture, the “supplemental indentures”), each between us and The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party), which serves as the trustee thereunder. We have filed the indenture and each of the supplemental indentures as exhibits to, or incorporated them by reference in, the registration statement. The statements under this caption include brief summaries of the material provisions of the indenture as supplemented do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and the supplemental indentures including the definitions in those documents of certain terms. Numerical references in parentheses below are to sections of the indenture. Whenever we refer in this document or in a prospectus supplement to particular sections of, or defined terms in, the indenture, we intend to incorporate by reference such sections or defined terms.

General

The debt securities offered by this prospectus will be in an unlimited aggregate amount or initial public offering price or purchase price. The indenture provides that we may issue debt securities in an unlimited amount thereunder from time to time in one or more series. We may originally issue the debt securities of a series all at one time or from time to time and, unless otherwise provided, we may “reopen” any outstanding series of debt securities from time to time to issue additional debt securities of such series. In addition, if so provided in or pursuant to the relevant board resolution and set forth in the relevant officer’s certificate, or so provided in or pursuant to the relevant supplemental indenture, any forms and terms of debt securities to be issued from time to time may be completed and established from time to time prior to the issuance thereof by procedures described in such board resolution and set forth in the relevant officer’s certificate, or in the relevant supplemental indenture. (Section 301)

Unless otherwise provided in the applicable prospectus supplement, the debt securities will constitute our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu amongst themselves. The rights of holders of the debt securities in respect of or arising from the debt securities (including any damages awarded for breach of any obligations under the indenture, if any are payable) shall, in the event of our voluntary or involuntary liquidation (Sw. likvidation) or bankruptcy (Sw. konkurs), rank: (A) (subject to such mandatory exceptions as are from time to time applicable under Swedish law) at least pari passu with all our other unsecured and unsubordinated indebtedness from time to time outstanding; and (B) senior to any liabilities having senior non-preferred ranking and to any subordinated liabilities. For purposes of the foregoing, “senior non-preferred ranking” means the ranking which is described in the second sentence of the first paragraph of section 18 of the Swedish Rights of Priority Act (Sw. 18 § 1 st andra meningen förmånsrättslagen (1970:979)), as the same may be amended or replaced from time to time. (Section 1011) We refer you to the prospectus supplement relating to any particular series of debt securities for the terms of such debt securities, including, where applicable:

(i)	the designation and maximum aggregate principal or face amount, if any, of such debt securities;

(ii)	the price (expressed as a percentage of the aggregate principal or face amount thereof) at which we will issue such debt securities;

(iii)	the date or dates on which such debt securities will mature;

(iv)	the currency or currencies in which we are selling such debt securities and in which we will make payments of any principal, premium or interest in respect of such debt securities, and whether the holder of any such debt security may elect the currency in which such payments are to be made and, if so, the manner of such election;

(v)	the rate or rates (which may be fixed, variable or zero) at which such debt securities will bear interest, if any;

(vi)	the date or dates from which any interest on such debt securities will accrue, the date or dates on which such interest will be payable and the date or dates on which payment of such interest will commence;

(vii)	our obligation, if any, to redeem, repay or purchase such debt securities, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(viii)	the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at our option or otherwise;

(ix)	whether we will issue such debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depository for such global security or securities and the terms and conditions, if any, upon which you may exchange interests in such global security or securities in whole or in part for individual debt securities;

(x)	whether we will issue any such debt securities as indexed securities (as defined below) and, if so, the manner in which the principal (or face amount) thereof or interest thereon or both, as the case may be, shall be determined, and any other terms in respect thereof;

(xi)	whether we will issue any such debt securities as discount securities (as defined below) and, if so, the portion of the principal amount thereof that shall be due and payable upon a declaration of acceleration of the maturity thereof in respect of the occurrence of an event of default and the continuation thereof;

(xii)	any additional restrictive covenants or any additions, deletions, disapplications or other changes to any events of default provided with respect to such debt securities; and

(xiii)	any other terms of such debt securities (including any additions, deletions, disapplications or other changes to any provisions of the indenture applicable to such debt securities, provided that such terms shall not adversely affect any prior series of debt securities or be inconsistent with the provisions of the Trust Indenture Act of 1939). (Section 301)

We may issue debt securities of a series in whole or in part in the form of one or more global securities, as described below under “—Global Securities.” If we are required to pay any principal, premium or interest in respect of debt securities of any series in a currency other than U.S. dollars or in a composite currency, we will describe the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency in the prospectus supplement relating thereto.

We use the term “discount security” to mean any debt security (other than a principal indexed security) that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof in respect of the occurrence of an event of default and the continuation thereof. (Section 101) We will describe the United Stated federal income tax consequences and other special considerations applicable to any discount securities in the prospectus supplement relating thereto.

Unless otherwise specified in the applicable prospectus supplement, we use the term “indexed security” to mean any debt security that provides that the amount of principal (a “principal-indexed security”) or interest (an “interest-indexed security”), or both, payable in respect thereof shall be determined by reference to an index based on a currency or currencies or on the price or prices of one or more commodities or securities, by reference to changes in the price or prices of one or more currencies, commodities or securities or otherwise by application of a formula. (Section 101) We will describe the United States federal income tax consequences and other special considerations with respect to any indexed securities in the prospectus supplement relating thereto.

Unless the prospectus supplement relating thereto specifies otherwise, we will issue any registered securities denominated in U.S. dollars only in denominations of U.S.$1,000 and integral multiples thereof. We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal or face amount of the outstanding debt securities of the series to be represented by such global security or securities. (Sections 302 and 303)

Exchanges and Transfers

At the option of the holder thereof upon request, confirmed in writing, and subject to the terms of the indenture, registered securities of any series (other than a global security, except as set forth below) will be exchangeable into an equal aggregate principal amount (or, in the case of any principal indexed security, face amount) of registered securities of such series of like tenor, but with different authorized denominations (unless otherwise specified in the applicable prospectus supplement or related pricing supplement). Holders may present registered securities for exchange, and may present registered securities (other than a global security, except as provided below) for transfer (with the form of transfer endorsed thereon duly executed), at the office of the security registrar or any transfer agent or other agency we designate for such purpose, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. The transfer or exchange will be effected when we and the security registrar or the transfer or other agent are satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as the initial security registrar. (Section 305)

In the event of any redemption in part of the registered securities of any series, we shall not be required:

●	during the period beginning at the opening of business 15 days before the day on which notice of such redemption is mailed and ending at the close of business on the day of such mailing, to issue, register the transfer of or exchange any registered security of such series having the same original issue date and terms as the registered securities called for redemption, or

●	to register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security we are redeeming in part. (Section 305)

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. We may issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. (Sections 303 and 305)

We will describe the specific terms of the depository arrangement with respect to the debt securities of any series in the prospectus supplement relating to such series. We anticipate that provisions similar to the following will apply to such depository arrangements:

●	Upon the issuance of a global security, the depository for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts (or, in the case of principal indexed securities, face amounts) of the debt securities represented by such global security to the accounts of institutions that have accounts with such depository (“participants”).

●	The accounts to be credited shall be designated by the underwriters or agents with respect to such debt securities, or by us if we offer and sell such debt securities directly. Only participants or persons that hold interests through participants will own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. These laws and limitations on ownership may impair the ability to transfer beneficial interests in a global security.

●	So long as the depository for a global security, or its nominee, is the owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such individual debt securities and will not be considered the owners or holders thereof under the indenture. (Section 305)

●	Subject to any restrictions that may be set forth in the applicable prospectus supplement, any principal, premium or interest payable in respect of debt securities registered in the name of or held by a depository or its nominee will be paid to the depository or its nominee, as the case may be, as the registered owner or holder of the global security representing such debt securities.

●	None of the trustee for such debt securities, any paying agent, the security registrar for such debt securities or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security representing such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308)

●	We expect that the depository for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a definitive global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such depository. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments in respect of such temporary global security may be subject to restrictions. We will describe any such restrictions in the applicable prospectus supplement.

●	If the depository for debt securities of a series is at any time unwilling or unable to continue as depository and we do not appoint a successor depository within ninety days, we will issue individual debt securities of such series in exchange for the global security or securities representing such debt securities. In addition, we may at any time and in our sole discretion determine that debt securities of a series issued in whole or in part in the form of one or more global securities shall no longer be represented by such global security or securities and, in such event, we will issue individual debt securities of such series in exchange for the global security or securities representing such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in aggregate principal amount (or in the case of any principal-indexed securities, face amount) to such beneficial interest and, if the debt securities of such series are issuable as registered securities, to have such debt securities registered in its name. If the debt securities of such series are issuable as registered securities, then we will issue individual debt securities of such series as described in the foregoing sentence. Any such individual debt securities will be issued as registered securities in denominations, unless we otherwise specify, of U.S.$1,000 and integral multiples thereof. (Sections 302 and 305)

Payment and Paying Agents

We will make payment of any principal or premium in respect of registered securities against surrender of such registered securities at the office of the trustee or its designee in the Borough of Manhattan, The City of New York. Unless otherwise indicated in the applicable prospectus supplement, we will make payment of any installment of interest on any registered security to the person in whose name such registered security is registered (which, in the case of a global security, will be the depository or its nominee) at the close of business on the regular record date for such interest payment; provided, however, that any interest payable at maturity will be paid to the person to whom any principal is paid. Unless otherwise specified in the applicable prospectus supplement, payments in respect of registered securities will be made in the currency designated for payment at the office of such paying agent or paying agents as we may appoint from time to time, except that any such payment may be made by check mailed to the address of the person entitled thereto as it appears in the security register, by wire transfer to an account designated by such person or by any other means acceptable to the trustee and specified in the applicable prospectus supplement. (Section 307)

Unless otherwise specified in the applicable prospectus supplement, we will appoint the office of the trustee or its designee in the Borough of Manhattan, The City of New York, as our sole paying agent for payments in respect of the debt securities of any series that are issuable solely as registered securities. Any other paying agent we initially appoint for the debt securities of a series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or terminate the appointment of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain at least one paying agent in the Borough of Manhattan, The City of New York, for payments in respect of registered securities. (Section 1002)

Any payment we are required to make in respect of a debt security at any place of payment on a date that is not a business day need not be made at such place of payment on such date, but may be made on the first succeeding business day with the same force and effect as if made on such date, and no interest shall accrue as a result of such delayed payment. (Section 113)

Unless otherwise specified in the applicable prospectus supplement, we use the term “business day” with respect to any place of payment or other location, each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which commercial banks in such place of payment or other location are generally open for business or, when used with respect to any Place of Payment with respect to any Debt Securities denominated in Euro, means any date on which the Trans-European Automated Gross Settlement Express Transfer System (TARGET2) is operating credit or transfer instructions in respect of payments in Euro. (Section 101)

All moneys we pay to a paying agent for the payment of any principal, premium or interest in respect of any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security will thereafter look only to us for payment thereof. (Section 1003)

Additional Amounts

We will make any payments of principal, premium or interest in respect of any debt security without deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges imposed on such debt security or the holder thereof, or by reason of the making of any such payment, by Sweden or any political subdivision or taxing authority thereof or therein. Unless otherwise specified in the applicable prospectus supplement, if we are required by law to make any such deduction or withholding, we will pay such additional amounts as may be necessary so that every net payment in respect of such debt security paid to the holder thereof will not be less than the amount provided for in such debt security and in the indenture, to be then due and payable; provided that:

●	such holder is not otherwise liable to taxation in Sweden in respect of such payment by reason of any relationship with or activity within Sweden other than his ownership of such debt security or his receiving payment in respect thereof; and

●	no such additional amount will be paid:

●	with respect to any debt security if the holder thereof is able to avoid such withholding by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority, or

●	where the withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the EU Directive on the taxation of savings adopted June 3, 2003 (implementing the conclusions of the Economics and Financial Council meeting of November 26-27, 2000) or any law implementing or complying with, or introduced in order to conform to, such Directive. (Section 1007)

“Guarantee” means, in relation to any indebtedness of any person, any obligation of another person to pay such indebtedness;

“Indebtedness” means any indebtedness of any person for money borrowed or raised;

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof;

“Relevant indebtedness” means any indebtedness which is in the form of or represented by any bond, note, or other instrument which is, or is capable of being, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market); and

“Security interest” means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction.

Consolidation, Merger and Transfer of Assets

We may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, and may not permit any person to consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, us, unless:

(i)	in the event that we consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, such person is a corporation organized and existing under the laws of Sweden and such person expressly assumes our obligations on the debt securities and under the indenture;

(ii)	immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

(iii)	certain other conditions are met. (Section 801)

Modification of the Indenture

The indenture permits us and the trustee, with the consent of the holders of not less than a majority in principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities affected thereby, to execute a supplemental indenture modifying the indenture or the rights of the holders of such debt securities; provided that no such modification shall, without the consent of the holder of each debt security affected thereby:

●	change the stated maturity of any principal or interest in respect of any debt security, or reduce the principal amount (or, in the case of any principal-indexed security, face amount) thereof, or reduce the rate or change the time of payment of any interest thereon, or change the manner in which the amount of any payment of any principal, premium or interest in respect of any indexed security is determined, or change any place of payment or change the currency in which a debt security is payable or affect the right of any holder to institute suit for the enforcement of payment in accordance with the foregoing; or

●	reduce the aforesaid percentage of principal amount (or, in the case of any principal-indexed security, face amount) of debt securities, the consent of the holders of which is required for any such modification. (Section 902)

Events of Default

The indenture provides that the following shall constitute events of default with respect to the debt securities of any series (unless otherwise provided in the applicable prospectus supplement):

(i)	we shall default for more than 15 days in any payment in respect of principal or for more than 30 days in any payment in respect of interest which is due and payable in respect of any debt security of such series; or

(ii)	a court or agency or supervisory authority in the Kingdom of Sweden (having jurisdiction in respect of the same) has instituted a proceeding or entered a decree or order for the appointment of a receiver or liquidator in any insolvency, rehabilitation, readjustment of debt, marshalling of assets and liabilities, or similar arrangements involving us or all or substantially all of our property and such proceeding, decree or order has not been vacated or has remained in force undischarged or unstayed for a period of 60 days; or

(iii)	we shall file a petition to take advantage of any insolvency statute or voluntarily suspend payment of our obligations. (Section 501)

We are required to file with the trustee annually a certificate of our principal executive officer, principal financial officer or principal accounting officer stating whether we have complied with all conditions and covenants under the indenture. (Section 1008).

The indenture provides that if an event of default with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities of such series may declare the principal amount (or, in the case of any discount securities or indexed securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all such debt securities together with any accrued but unpaid interest, to be due and payable immediately. (Section 502) In certain cases, the holders of a majority in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities of any series may, on behalf of the holders of all such debt securities, waive any past default or event of default, with certain exceptions, including for any default not previously cured in payment of any principal, premium or interest in respect of the debt securities of such series. (Sections 502 and 513)

The trustee may institute judicial proceedings for the enforcement of the terms of the debt securities, including for collection of any overdue principal and premium and any overdue interest. (Section 503) The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the debt securities of any series before proceeding to exercise any right or power under the indenture with respect to such series at the request of such holders. (Section 603) The indenture provides that no holder of any debt security of any series may institute any proceeding, judicial or otherwise, to enforce the indenture, except in the case of failure of the trustee, for 60 days, to act after the trustee is given notice of default, a request to enforce the indenture by the holders of not less than 25% in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the then outstanding debt securities of such series and an offer of reasonable indemnity to such trustee. (Section 507) This provision will not prevent any holder of debt securities from enforcing payment of any principal, premium or interest in respect thereof at the respective due dates for such payments. (Section 508) The holders of a majority in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, or which would be unjustly prejudicial to holders not joining in such action. (Section 512)

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series known to the trustee, give to the holders of debt securities of such series notice of such default if not cured or waived, but, except in the case of a default in the payment of any principal, premium or interest in respect of any debt securities, the trustee may withhold such notice if it determines in good faith that withholding such notice is in the interests of the holders of such debt securities. (Section 602)

Defeasance

If so specified in the prospectus supplement relating to the debt securities of any series, we may terminate certain of our obligations under the indenture with respect to all or a portion of such debt securities, on the terms and subject to the conditions contained in the indenture, by depositing in trust with the trustee money or U.S. government securities sufficient to pay any principal, premium or interest in respect of such debt securities to stated maturity. It is a condition to such deposit and termination that we deliver:

(i)	an opinion of independent United States tax counsel that the holders of such debt securities will have no United States federal income tax consequences as a result of such deposit and termination; and

(ii)	if such debt securities are then listed on any national securities exchange, an opinion of counsel that such debt securities will not be delisted as a result of the exercise of this option.

Such termination will not relieve us of our obligation to pay when due any principal, premium or interest in respect of such debt securities if such debt securities are not paid from the cash or U.S. government securities held by the trustee for the payment thereof. (Section 1301)

Optional Redemption Due to Change in Swedish Tax Treatment

In addition to any redemption provisions that may be specified in the prospectus supplement relating to the debt securities of any series, if, at any time subsequent to the issuance of debt securities of any series, any tax, assessment or other governmental charge shall be imposed by Sweden or any political subdivision or taxing authority thereof or therein, as a result of which we shall become obligated under the indenture to pay any additional amount in respect of any debt security of such series (the determination as to whether payment of such additional amount would be required on account of such debt security being made by us on the basis of the evidence in our possession in respect of the interest payment date or other payment date immediately preceding the date of such determination and on the basis of the treaties and laws in effect on the date of such determination or, if we so elect, those to become effective on or before the first succeeding interest payment date or other payment date), then we shall have the option to redeem such debt security and all other debt securities of such series having the same original issue date and terms as such debt security, as a whole, at any time (except that debt securities that bear interest at a floating rate shall only be redeemable on an interest payment date). Any such redemption shall be at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date (except in the case of discount securities and indexed securities, which may be redeemed at the redemption price specified in such securities); provided, however, that at the time notice of any such redemption is given, our obligation to pay such additional amount shall remain in effect. (Section 1108)

Governing Law

The indenture, the supplemental indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York, except that provisions that govern the ranking of the debt securities, that exclude (or otherwise govern) rights of set-off and matters relating to our authorization and execution of the indenture, the supplemental indentures and the debt securities shall be governed by the law of Sweden. If the debt securities are at any time secured by property or assets in Sweden, matters relating to such security and the enforcement thereof in Sweden, shall be governed by the law of Sweden. (Section 112)

Consent To Service

Under the Indenture, we have irrevocably designated Business Sweden in The City of New York as our authorized agent under the indenture for service of process in any legal action or proceeding arising out of or relating to the indenture, the supplemental indentures, or the debt securities brought in any federal or State court in The City of New York. Under the Indenture, we have irrevocably submitted to the jurisdiction of such courts in any such action or proceeding. (Section 115)

Other Relationships with the Trustee

We may maintain banking relationships in the ordinary course of business with the trustee.

Note Regarding Foreign Currencies

Notwithstanding any other provision of the indenture, (i) other than with respect to bearer securities, holders requesting or receiving payments in any currency other than U.S. dollars for any reason must provide wire transfer instructions to the trustee for an account in the relevant currency not less than 15 calendar days prior to the first relevant date of payment, and (ii) we must consult with the trustee regarding the appropriateness of any exchange rate agent and/or paying agent for each series of debt securities denominated in, or subject to redenomination into, a currency other than U.S. dollars.

SWEDISH TAXATION

The following summary outlines certain Swedish tax consequences relating to holders of our debt securities. The summary is based on the laws of Sweden as currently in effect and is intended to provide general information only. The summary does not address, among other things, situations where debt securities are held in an investment savings account (Sw. investeringssparkonto), the tax consequences in connection with a relevant authority’s exercise of bail-in tools and/or any other powers under the Resolution Act, the tax consequences in connection with any impairment of the debt securities, or the rules regarding reporting obligations for, among others, payers of interest. Investors should consult their professional tax advisors regarding Swedish and other tax consequences (including the applicability and effect of tax treaties for the avoidance of double taxation) of acquiring, owning and disposing of debt securities in their particular circumstances.

Holders that are not Swedish tax residents

Payments of any principal amount or any amount that is considered to be interest for Swedish tax purposes to the holder of any debt security should not be subject to Swedish income tax, provided that such holder (i) is not resident in Sweden for Swedish tax purposes and (ii) does not have a permanent establishment in Sweden to which the debt securities are effectively connected.

However, if the value of or the return on the debt securities is deemed equity-related for Swedish tax purposes, private individuals who have been residents of Sweden for tax purposes due to a habitual abode in Sweden or a stay in Sweden for six consecutive months at any time during the calendar year of disposal or redemption or the ten calendar years preceding the year of disposal or redemption are liable for capital gains taxation in Sweden upon disposal or redemption of such debt securities. In a number of cases though, the applicability of this rule is limited by the applicable tax treaty for the avoidance of double taxation.

Swedish withholding tax, or Swedish tax deduction, is not imposed on payments of any principal amount or any amount that is considered to be interest for Swedish tax purposes, except for certain payments of interest (and other returns on debt securities) to a private individual (or an estate of a deceased individual) who is resident in Sweden for Swedish tax purposes (see “ —Holders that are Swedish tax residents” below).

Holders that are Swedish tax residents

In general, for Swedish corporations and private individuals (and estates of deceased individuals) with residence in Sweden for Swedish tax purposes, all capital income (for example income that is considered to be interest for Swedish tax purposes and capital gains on debt securities) will be taxable. Specific tax consequences may be applicable to certain categories of corporations, for example life insurance companies. Moreover, specific tax consequences may be applicable if, and to the extent that, a holder of debt securities realizes a capital loss on the debt securities and any currency exchange gains or losses.

If amounts that are deemed as interest for Swedish tax purposes are paid by Euroclear Sweden AB or by another legal entity domiciled in Sweden – including a Swedish branch of a non-Swedish corporation – or, in certain cases, a clearing institution within the EEA, to a private individual (or an estate of a deceased individual) with residence in Sweden for Swedish tax purposes, Swedish preliminary taxes are normally withheld by Euroclear Sweden AB /the legal entity/the clearing institution on such payments. Swedish preliminary taxes should normally also be withheld on other returns on debt securities (but not capital gains), if the return is paid out together with such a payment of interest referred to above.

PLAN OF DISTRIBUTION

Terms of Sale

We will describe the terms of a particular offering of debt securities in the applicable prospectus supplement, including the following:

●	the name or names of any underwriters or agents;

●	the purchase price of the debt securities;

●	the proceeds to us from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any initial public offering price of the debt securities;

●	any concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which such debt securities may be listed.

Any underwriters, dealers or agents participating in a sale of debt securities may be considered to be underwriters under the Securities Act. Furthermore, any discounts or commissions received by them may be considered to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify any agents and underwriters against certain liabilities, including liabilities under the Securities Act. The agents and underwriters may also be entitled to contribution from us for payments they make relating to these liabilities.

Method of Sale

We may sell the debt securities in any of three ways:

●	through underwriters or dealers;

●	directly to one or more purchasers; or

●	through agents.

If we use underwriters in a sale, they will acquire the debt securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the debt securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of debt securities may be subject to conditions. The underwriters will also be obligated to purchase all the debt securities of an issue if any are purchased. Any initial public offering price or any concessions allowed or re-allowed or paid to dealers may be changed. Please see “—Expenses” below for a description of our expected expenses in the offering of debt securities.

We may also sell the debt securities directly or through agents. Any agent will be named and any commissions payable to the agent by us will be set forth in the applicable prospectus supplement. Any agent will act on a reasonable best efforts basis for the period of its appointment unless the applicable prospectus supplement states otherwise.

We may authorize underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of debt securities at the public offering price set forth in the applicable prospectus supplement (a pricing supplement) using delayed delivery contracts. These contracts provide for payment and delivery on one or more specified dates in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. Agents and underwriters may also be counterparties to swaps, which we enter into to hedge our obligations under the debt securities. There may be certain conflicts of interest between agents and underwriters that act as swap counterparties and investors in the debt securities.

EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS

No approvals are necessary under Swedish law to enable us, at the times and in the manner provided or to be provided in the debt securities we may offer, or in the indenture, to acquire and transfer out of Sweden all amounts necessary to pay in full all amounts payable thereunder, and no approval of Sveriges Riksbank would be required for prepayment of any debt securities. Under Swedish law and our articles of association, there are no limitations on the right of persons who are not residents of Sweden or persons who are not citizens of Sweden to own or hold the debt securities offered hereby.

VALIDITY OF THE DEBT SECURITIES

The following persons will give opinions regarding the validity of the debt securities:

●	For us: Wistrand Advokatbyrå Stockholm KB; and

●	For the underwriters and agents, if any: Cleary Gottlieb Steen & Hamilton LLP.

Cleary Gottlieb Steen & Hamilton LLP has provided legal services to us from time to time, including in connection with the establishment of this debt securities program.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States is Business Sweden, 295 Madison Avenue, Floor 40, New York, NY 10017.

EXPENSES

The table below sets forth the estimated expenses to be paid by us in connection with the issuance and distribution of an assumed aggregate principal amount of U.S.$5,000,000,000 of debt securities. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of debt securities that may be registered or distributed because such amount is unknown at this time.

Legal fees and expenses	U.S.$	306,000
Accounting fees and expenses		42,000
Miscellaneous		170,500
Total	U.S.$	518,500

As a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), upon each offering of debt securities made under this prospectus we will pay a registration fee to the Securities and Exchange Commission at the prescribed rate. We will offset against these fees an aggregate amount of U.S.$50,853.22 representing registration fees placed on account in respect of our previous Registration Statement on Form F-3 (No. 333-249829). We expect that the agents or underwriters through which our debt securities are offered and sold will reimburse us for the registration fees we pay. As a result, we have not included such fees in the above table.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of Öhrlings PricewaterhouseCoopers AB, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC using a shelf registration process. This prospectus does not contain all of the information provided in the registration statement. For further information, you should refer to the registration statement.

We file reports and other information with the SEC. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

Our SEC filings are also available on the SEC’s website at http://www.sec.gov.

Issuer

Aktiebolaget Svensk Exportkredit

(Swedish Export Credit Corporation)

Fleminggatan 20

SE-112 26 Stockholm

Sweden

Joint Lead Managers

Barclays Bank Ireland PLC One Molesworth Street Dublin 2, D02 RF29 Ireland	BNP PARIBAS 16, boulevard des Italiens 75009 Paris France

BofA Securities Europe SA 51 rue La Boétie 75008 Paris France	Scotiabank (Ireland) Designated Activity Company Three Park Place, Hatch Street Upper Dublin 2 Ireland

Trustee

The Bank of New York Mellon Trust Company, N.A.
311 South Wacker Drive, Floor 62

Suite 6200B, Mailbox #44
Chicago, Illinois 60606

United States of America

Legal Advisers

To the Issuer CMS Wistrand Advokatbyrå Stockholm KB P.O. Box 7543 SE-103 93 Stockholm Sweden	To the Joint Lead Managers Cleary Gottlieb Steen & Hamilton LLP 2 London Wall Place London EC2Y 5AU United Kingdom

Listing Agent

Arthur Cox Listing Services Limited

Ten Earlsfort Terrace

Dublin 2

Ireland

Auditor of the Issuer

Öhrlings PricewaterhouseCoopers AB
Torsgatan 21
Se-113 97 Stockholm

Sweden

Neither we nor the Managers have authorized anyone to provide any information or to make any representations other than those contained in this pricing supplement, prospectus supplement and prospectus or in any free writing prospectuses we have prepared. We and the Managers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. This pricing supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement is current only as of its date.

		US$1,250,000,000 AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL) (Swedish Export Credit Corporation) 4.500% Notes Due June 11, 2031 Joint Lead Managers Barclays BNP PARIBAS BofA Securities Scotiabank
TABLE OF CONTENTS
	Page
Pricing Supplement
About This Pricing Supplement	P-1
Incorporation of Information We File with the SEC	P-3
Risk Factors	P-4
Description of the Notes	P-5
Use of Proceeds	P-9
Plan of Distribution	P-9
General Information	P-11

Clearance Through DTC, Euroclear and Clearstream, Luxembourg	P-13
Prospectus Supplement
About this Prospectus Supplement	S-1
Summary Description of the Notes	S-3
Swedish Export Credit Corporation	S-3
Risks Associated with the Notes	S-8
Currency Exchange Information	S-17
Description of the Notes	S-18
United States Federal Income Tax Considerations	S-45
Plan of Distribution	S-52
Prospectus
About this Prospectus	1
Incorporation of Information We File with the SEC	1
Forward-Looking Statements	2
Enforcement of Liabilities; Service of Process	3
Prospectus Summary	3
Use of Proceeds	6
Capitalization	7
Description of Debt Securities	8
Swedish Taxation	17
Plan of Distribution	18

Exchange Controls and Other Limitations Affecting Security Holders	20
Validity of the Debt Securities	21
Authorized Representative	22
Expenses	23
Experts	24
Where You Can Find More Information	25